                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 10-Q/A

         {X} Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              For the quarterly period ended March 31, 1998

         { } Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Commission file Number 1-10993


                         SPS TRANSACTION SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                         36-3798295
         (State of incorporation)                            (I.R.S. Employer
                                                           Identification No.)

             2500 Lake Cook Road, Riverwoods, IL                  60015
         (Address of principal executive offices)              (Zip Code)

  Registrant's telephone number, including area code:   (847) 405-3400

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.   Yes {X}  No {  }

As of April 30, 1998, the Registrant had 27,279,469 shares of common stock, $0.01 par value, outstanding.

The Registrant hereby amends Part II, Item 6(a) of its quarterly report on Form 10-Q for the quarterly period ended March 31, 1998.

Item 6.  Exhibits and Reports on Form 8-K.

(a) Exhibits.

     2.1 Stock Purchase Agreement dated April 18, 1998, between SPS Transaction Services, Inc. and Associates First Capital corporation.

    10.1 Fifth Amendment to the Amended and Restated Borrowing Agreement dated as of April 2, 1998 between the Company and MSDW.*

    10.2 Amendment to the Facility Fee Letter Agreement dated as of April 2, 1998, between the Company and MSDW.*

    10.3  First Amendment to the Amended and Restated Credit Card
          Receivables Purchase Agreement dated as of April 15, 1998, among HSB, the Company, SPS, MSDW, BCC and Societe Generale.*

    11.0  Computation of Earnings per Common Share.*

    27.0  Financial Data Schedule.*

    27.1  Restated Financial Data Schedule for year ended December 31,
          1997.*

    27.2  Restated Financial Data Schedule for year ended December 31,
          1996.*

* Previously filed.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                             SPS TRANSACTION SERVICES, INC.

                                             ------------------------------

                                                     (Registrant)









 Date:  September 11, 1998                   By:/s/ Russell J. Bonaguidi

        ------------------                   ------------------------------
                                             Russell J. Bonaguidi
                                             Vice President and Controller (Duly
                                             Authorized Officer and Principal
                                             Accounting Officer)

         EDGAR
         Exhibit    Description of Exhibits
         -------    -----------------------

           2.1 Stock Purchase Agreement dated April 18, 1998, between SPS Transaction Services, Inc. and Associates First Capital corporation.

          10.1 Fifth Amendment to the Amended and Restated Borrowing Agreement dated as of April 2, 1998 between the Company and MSDW.*

          10.2 Amendment to the Facility Fee Letter Agreement dated as of April 2, 1998, between the Company and MSDW.*

          10.3 First Amendment to the Amended and Restated Credit Card Receivables Purchase Agreement dated as of April 15, 1998, among HSB, the Company, SPS, MSDW, BCC and Societe Generale.*

          11.0      Computation of Earnings per Common Share.*

          27.0      Financial Data Schedule.*

          27.1      Restated Financial Data Schedule for year ended December 31,
                    1997.*

          27.2      Restated Financial Data Schedule for year ended December 31,
                    1996.*

        * Previously filed.

                                                                   EXHIBIT  2.1
                                                  {CONFORMED COPY}









==============================================================================



                            STOCK PURCHASE AGREEMENT

                                     between

                         SPS TRANSACTION SERVICES, INC.,

                                       as
                                     SELLER
                                       and
                     ASSOCIATES FIRST CAPITAL CORPORATION,
                                       as
                                   PURCHASER

                                 April 18, 1998



===============================================================================

                               TABLE OF CONTENTS

         ARTICLE I  Purchase and Sale of Shares                                       1

            1.1  Purchase and Sale of Shares                                          1
            1.2  Purchase Price and Additional Transactions                           1
            1.3  Closing                                                              2
            1.4  Seller's Deliveries to Purchaser                                     2
            1.5  Purchaser's Deliveries to Seller                                     3

         ARTICLE II  Representations and Warranties of Seller                         3

            2.1  Authority                                                            3
            2.2  No Conflicts; Consents                                               4
            2.3  Organization and Standing; Subsidiaries                              4
            2.4  Capital Stock of the Subsidiaries                                    5
            2.5  Subsidiaries' Equity Interests                                       5
            2.6  SEC Reports and Financial Statements                                 5
            2.7  Absence of Certain Changes or Events                                 6
            2.8  Litigation                                                           6
            2.9  Taxes                                                                6
            2.10 Benefit Plans                                                        7
            2.11 Employee Relations                                                   8
            2.12 Compliance, Licenses and Permits                                     9
            2.13 Takeover Statutes                                                    9
            2.14 Vote Required                                                       10
            2.15 Brokers, Finders, etc.                                              10
            2.16 Contracts                                                           10
            2.17 Insurance                                                           11
            2.18 Tangible Personal Property                                          11
            2.19 Real Properties                                                     11
            2.20 Office Leases                                                       11
            2.21 Guaranties                                                          12
            2.22 Computer Systems                                                    12
            2.23 Accounts and Receivables                                            12
            2.24 Voting Agreement                                                    13
            2.25 No Other Representations or Warranties                              13

         ARTICLE III  Representations and Warranties of Purchaser                    13

            3.1  Organization and Standing                                           13
            3.2  Authority                                                           13
            3.3  No Conflicts; Consents                                              13
            3.4  Information Supplied                                                14
            3.5  Financial Ability to Perform                                        14
            3.6  Absence of Certain Changes or Events                                14
            3.7  No Other Representations or Warranties                              14

         ARTICLE IV    Covenants of Seller                                           14

            4.1  Access                                                              14
            4.2  Ordinary Conduct                                                    15
            4.3  Other Transactions                                                  16
            4.4  Stockholder Approval; Recommendation                                17
            4.5  Intercompany Debt                                                   17
            4.6  Solicitation                                                        17
            4.7  Contribution of Seller                                              17

            4.8  Maintain Corporate Existence                                        17

         ARTICLE V  Covenants of Purchaser                                           18

            5.1  Confidentiality                                                     18
            5.2  Employees                                                           18
            5.3  Benefit Plans for Hired Employees                                   19
            5.4  WARN Act                                                            21
            5.5  Regulatory Conditions                                               22
            5.6  Certain Understandings                                              22
            5.7  Proxy Information                                                   22
            5.8  Assumption of Liabilities                                           23

         ARTICLE VI    Mutual Covenants                                              23

            6.1  Consummation of the Transactions                                    23
            6.2  Publicity                                                           23
            6.3  Antitrust Notification                                              24
            6.4  Further Assurances                                                  24

         ARTICLE VII    Conditions to Closing                                        24

            7.1  Each Party's Obligations                                            24
            7.2  Seller's Obligations                                                25
            7.3  Purchaser's Obligations                                             26
            7.4  Frustration of Closing Conditions                                   26

         ARTICLE VIII    Tax Matters                                                 27

            8.1  Section 338                                                         27
            8.2  Liability for Taxes and Related Matters                             27
            8.3  Transfer Taxes                                                      30
            8.4  Information to be Provided by Purchaser                             30
            8.5  Assistance and Cooperation                                          30
            8.6  Survival of Obligations                                             30

         ARTICLE IX    Termination                                                   31

            9.1  Termination Events                                                  31
            9.2  Information and Confidentiality                                     31
            9.3  Termination Fees                                                    31
            9.4  Abandonment                                                         32

         ARTICLE X    Indemnification                                                32

            10.1  Nonsurvival of Representations, Warranties and Agreements          32
            10.2  Agreement to Indemnify                                             32
            10.3  Conditions of Indemnification                                      33
            10.4  Limitation of Indemnification                                      34
            10.5  Claims Adjusted for Taxes                                          35

         ARTICLE XI    Expenses                                                      36

         ARTICLE XII    Miscellaneous                                                36

            12.1  No Third-Party Beneficiaries                                       36
            12.2  Amendment or Waiver                                                36
            12.3  Headings                                                           36
            12.4  Counterparts                                                       36
            12.5  Assignment                                                         36
            12.6  Notices                                                            36
            12.7  Entire Agreement                                                   37
            12.8  Severability                                                       38
            12.9  Schedules                                                          38
            12.10 Consent to Jurisdiction                                            38
            12.11 Governing Law                                                      38

         Disclosure Schedules                                                       S-1

         Schedule 1.1      Shares                                                   S-2
         Schedule 2.2      No Conflicts; Consents                                   S-3
         Schedule 2.4      Capital Stock of Subsidiaries                            S-5
         Schedule 2.5      Subsidiaries' Equity Interests                           S-6
         Schedule 2.7      Certain Changes or Events                                S-7
         Schedule 2.8      Litigation                                               S-8
         Schedule 2.9.1    State Income Tax Return Filings                          S-9
         Schedule 2.9.2    Section 2.9. Paragraph (iv) - Miscellaneous Tax Matters S-10
         Schedule 2.10     Benefit Plans                                           S-11
         Schedule 2.11     Employee Relations                                      S-13
         Schedule 2.12     Compliance with Applicable Laws                         S-14
         Schedule 2.16     Contracts                                               S-15
         Schedule 2.18     Liens                                                   S-26
         Schedule 2.19     Real Property                                           S-27
         Schedule 2.20     Leases                                                  S-28
         Schedule 2.21     Guaranties                                              S-29
         Schedule 2.22     Computer Systems                                        S-30
         Schedule 2.23     Cardholders Agreement Forms                             S-31
         Schedule 3.3      No Conflicts; Consents                                  S-34
         Schedule 4.2      Ordinary Conduct                                        S-35
         Schedule 4.7      Assets of Seller                                        S-36
         Schedule 5.2(i)   Employees                                               S-37
         Schedule 5.2(ii)  Additional Employees                                    S-39
         Schedule 5.2(iii) Definition of Cause                                     S-40
         Schedule 5.3(i)   Benefit Plans not Adopted by Purchaser                  S-41
         Schedule 5.3(ix)  Stock Options                                           S-42

         Exhibit A         Form of Voting Agreement                                 A-1
         Exhibit B         Form of Assumption Agreement                             A-2
         Exhibit C         Form of Interim Servicing Agreement                      A-3


                              TABLE OF DEFINITIONS


                                                                                Section
         Account Documentation                                                     2.23
         Account Tape                                                              2.23
         Accounts                                                                  2.23
         Affected Persons                                                          2.10
         Allocation                                                             8.1(ii)
         Allocation Notice                                                      8.1(ii)
         Audit                                                                   2.9(i)
         Basket                                                                    10.4
         Benefit Plans                                                             2.10
         Claims                                                                    10.2
         Closing                                                                    1.3
         Closing Date                                                               1.3
         Code                                                                    2.9(i)
         Confidentiality Agreement                                                  5.1
         Cut-Off Date                                                              2.23
         Delaware Law                                                              2.13
         DOJ                                                                        6.3
         Employee Pension Benefit Plan                                              5.2
         Employee Welfare Benefit Plan                                              5.2
         Exchange Act                                                               2.6
         ERISA                                                                     2.10
         FTC                                                                        6.3
         GAAP                                                                       2.6
         Governmental Entity                                                        2.2
         Group Subsidiaries                                                     2.9(ii)
         Hired Employees                                                            5.2
         HSR Act                                                                    2.2
         Hurley State Bank                                                       2.3(i)
         Indemnified Party                                                         10.3
         Indemnifying Party                                                        10.3
         IRS                                                                     2.9(i)
         Material Adverse Effect                                                    2.2
         Parent                                                                7.3(iii)


         Pre-Closing Tax Period                                                  2.9(i)
         Proportionate Interest                                                    10.2
         Proposed Allocation                                                    8.1(ii)
         Proxy Statement                                                            3.4
         Purchase Price                                                             1.1
         Purchaser                                                             Preamble
         Reserves                                                               2.9(iv)
         Retention and Incentive Plans                                         5.3(vii)

         SEC                                                                        2.2
         Securities Act                                                             2.6
         Seller                                                                Preamble
         Seller Liabilities                                                         5.8
         Seller SEC Reports                                                         2.6
         Shares                                                                     1.1
         SPS Payment                                                             2.3(i)
         Stock Option Plans                                                     5.3(ix)
         Subsidiary or Subsidiaries                                              2.3(i)
         Superior Acquisition                                                       4.3
         Tax or Taxes                                                            2.9(i)
         Tax Package                                                                8.4
         Tax Return                                                              2.9(i)
         Third Party Acquisition Offer                                              4.3
         Third Party Claims                                                        10.3
         338 Elections                                                           8.1(i)
         Treasury Regulations                                                    2.9(i)
         WARN Act                                                                   5.4

                            STOCK PURCHASE AGREEMENT









         This Stock Purchase Agreement, dated as of April 18, 1998 (this "Agreement"), is by and between SPS Transaction Services, Inc., a Delaware corporation ("Seller"), and Associates First Capital Corporation, a Delaware corporation ("Purchaser").



                                    RECITALS



         A. Seller owns all of the issued and outstanding shares of capital stock of each of its Subsidiaries (as such term is defined in Section 2.3(i) herein).


         B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the issued and outstanding shares of capital stock of each of its Subsidiaries upon the terms and subject to the conditions set forth in this Agreement.



         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





                                   ARTICLE I

                          Purchase and Sale of Shares

         1.1 Purchase and Sale of Shares. (a) Upon the terms and subject to the conditions contained herein, on the Closing Date (as hereinafter defined), Seller will sell, convey, transfer, assign and deliver to Purchaser the certificates representing all of the issued and outstanding shares of capital stock of each of Seller's Subsidiaries as set forth on Schedule 1.1 hereto (the "Shares") duly endorsed for transfer to Purchaser or accompanied by stock powers duly executed in blank, the Shares to be free and clear of all security interests, liens, adverse claims, charges and encumbrances, against payment to Seller of $895,696,661 (the "Purchase Price").

         (b) Upon the terms and subject to the conditions contained herein, on the Closing Date and immediately prior to the sale of the Shares contemplated by
Section 1.1(a), the Subsidiaries shall pay to Seller all amounts necessary to satisfy Section 7.2(iv) hereof.

         1.2 Purchase Price and Additional Transactions. (a) On the Closing Date and immediately prior to the sale of the Shares contemplated by Section 1.1(a), Purchaser shall make a loan to, or contribute capital to or purchase stock of, the Subsidiaries (on such terms and conditions as Purchaser and Seller shall reasonably determine but in no event at any cost to Seller) in an amount equal to the aggregate amount of the payments to be made by the Subsidiaries pursuant to Section 1.1(b) by delivery of such amount in immediately available funds by electronic wire transfer to such bank accounts as are designated in writing by the Subsidiaries at least two business days prior to the Closing Date, and the Subsidiaries shall effect the transactions set forth in Section 1.1(b).

         (b) On the Closing Date promptly following the consummation of the transactions set forth in Section 1.1(b), Purchaser shall pay the Purchase Price by delivering to Seller by electronic wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the Purchase Price.

         1.3 Closing. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at (i) the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 at 10:00 a.m., local time, on the first business day after all of the conditions set forth in Article VII have been, or are capable of being satisfied, or (ii) such other place and/or time and/or on such other date as Seller and the Purchaser may agree or as may be necessary to permit the fulfillment or waiver of the conditions herein (in case of either clause (i) or (ii), the "Closing Date").

         1.4 Seller's Deliveries to Purchaser. At Closing, Seller shall deliver to Purchaser the instruments and items set forth below:

         (a) Stock certificates representing the Shares, registered in the name of Seller, duly endorsed in blank or accompanied by duly executed stock powers;

         (b) A certificate of Seller's Secretary or an Assistant Secretary certifying resolutions adopted by the Board of Directors of Seller authorizing and approving the execution, delivery and performance of this Agreement and the transfer of the Shares to Purchaser pursuant to this Agreement;

         (c) The written resignations of the directors of the Subsidiaries and their subsidiaries (excluding the directors of certain subsidiaries that are designated by certain parties pursuant to contractual arrangements with such parties);

         (d) The stock books, stock ledgers, minute books, and corporate seals of the Subsidiaries and their subsidiaries;

         (e) All Certificates of Seller's officers required under or in connection with this Agreement;

         (f) Certificates of status of compliance or good standing from each State in which Seller or its Subsidiaries are qualified to transact business, dated not more than thirty (30) days before the Closing Date;

         (g) A certificate of Seller's Secretary or an Assistant Secretary certifying that the stockholders of Seller have approved the transactions contemplated by this Agreement;

         (h) Any updates of Schedules or Exhibits dated the Closing Date and certified by Seller's Secretary or an Assistant Secretary; and

         (i) All other documents, certificates, instruments, agreements and writings required to be delivered by Seller on or before the Closing Date pursuant to this Agreement.

         1.5 Purchaser's Deliveries to Seller. At Closing, the Purchaser shall pay the amounts to Seller and the Subsidiaries and deliver to Seller the following instruments and items:

         (a)  The amounts specified in Section 1.2;

         (b) A certificate of Purchaser's Secretary or an Assistant Secretary certifying resolutions of the Board of Directors of Purchaser authorizing and approving the execution, delivery, and performance of this Agreement;

         (c) All certificates of Purchaser's officers required under or in connection with this Agreement; and

         (d) All other documents, certificates, instruments, agreements and writings required to be delivered by the Purchaser on or before the Closing Date pursuant to this Agreement.

                                   ARTICLE II

                    Representations and Warranties of Seller

         Seller hereby represents and warrants to Purchaser as follows:

         2.1 Authority. Seller has the corporate power and authority to execute this Agreement and all documents, instruments and agreements required to be executed by Seller pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed by Seller pursuant hereto, and the performance by Seller of its obligations hereunder, have been duly authorized by the Board of Directors of Seller and, except for authorization of the transactions contemplated by this Agreement by the stockholders of Seller as provided in Section 4.4 hereof, no further corporate action is necessary on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming authorization by the stockholders of Seller and the due execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of Seller, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)).

         2.2 No Conflicts; Consents. Except as set forth on Schedule 2.2 hereto, neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any provision of (i) the respective certificates of incorporation or by-laws of Seller or the Subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller or the Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Seller or the Subsidiaries or any of their respective properties or assets, in each case except for any such conflict, violation, default or right which would not reasonably be expected to have a material adverse effect on the business, assets, financial condition, or results of operations of the Subsidiaries taken as a whole (a "Material Adverse Effect"). No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other regulatory or self-regulatory body or association (each, a "Governmental Entity") is required to be obtained or made by Seller or the Subsidiaries in connection with the consummation of the transactions contemplated hereby other than (v) filings with the South Dakota Division of Banks and the appropriate federal banking agency(ies), the Securities and Exchange Commission (the "SEC") and the state securities or "blue sky" commission or similar body in each state where such filing may be necessary, (w) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) as set forth on Schedule 2.2 hereto, (y) as become applicable solely as a result of the specific regulatory status of Purchaser and its affiliates and (z) those the failure of which to make or obtain would not have a Material Adverse Effect.

         2.3  Organization and Standing; Subsidiaries

         (i) Each of Seller, SPS Payment Systems, Inc. ("SPS Payment") and Hurley State Bank ("Hurley State Bank"; each of SPS Payment and Hurley State Bank being referred to herein as a "Subsidiary" and collectively as the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller and each of the Subsidiaries has all requisite corporate power and authority to carry on its respective business as presently conducted and to own, lease and operate its respective properties and assets as currently owned, leased and operated, and each is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or where the nature of the business conducted by it, make such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         (ii) Seller owns the Shares of the Subsidiaries free and clear of all security interests, liens, adverse claims, charges and encumbrances. Upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller's receipt of the Purchase Price, Purchaser will acquire title to the Shares, free and clear of any "adverse claim" (as such term is defined in Section 8-102 of the New York Uniform Commercial Code), other than those arising from acts of Purchaser or its affiliates.

         2.4 Capital Stock of the Subsidiaries. The authorized capital stock of SPS Payment consists of 10,000 shares of common stock, par value $100 per share, of which 100 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable and are owned by Seller free and clear of any liens, charges and encumbrances. The authorized capital stock of Hurley State Bank consists of 500 shares of capital stock, par value $100 per share, of which 500 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable and are owned by Seller free and clear of any liens, charges and encumbrances. Except for the Shares, there are no shares of capital stock or other equity securities of either Subsidiary outstanding. None of the Shares have been issued in violation of, or are subject to, any purchase option, call, right of first refusal or preemptive, subscription or similar right. Except as set forth on Schedule 2.4 hereto, there are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which the Seller or either Subsidiary, or any subsidiary of either Subsidiary, is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of such Subsidiary or any of its subsidiaries or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of such Subsidiary or any of its subsidiaries.

         2.5  Subsidiaries' Equity Interests.  Except as set forth on Schedule
2.5 hereto, neither Seller nor the Subsidiaries own, directly or indirectly, any capital stock of or other equity interests in any corporation, partnership or other person. All of the issued and outstanding shares of capital stock of each of the Subsidiaries' subsidiaries (as set forth on Schedule 2.5 hereto) are duly authorized, have been validly issued, are fully paid and nonassessable and, are owned by the Subsidiaries as set forth on Schedule 2.5, free and clear of all liens, charges and encumbrances of any kind.

         2.6 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Seller with the SEC since December 31, 1997 (including Seller's Annual Report on Form 10-K for the year ended December 31, 1997) (as such documents have since the time of their filing been amended, the "Seller SEC Reports"), which include all the documents (other than preliminary material) that Seller was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports. None of Seller SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of Seller included in Seller SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects, the consolidated financial position of Seller and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim financial statements to normal year-end adjustments and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP. Since December 31, 1997, neither Seller nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as disclosed or reflected in Seller SEC Reports filed after December 31, 1997 and prior to the date hereof, (ii) as incurred in connection with the transactions contemplated or as provided by this Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business, or (iv) except as would not, individually or in the aggregate, have a Material Adverse Effect.

         2.7 Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated hereby and except as disclosed on Schedule 2.7 or in Seller SEC Reports filed since December 31, 1997 and prior to the date hereof, Seller and its subsidiaries have conducted their respective businesses in the ordinary course and there has not occurred or arisen any event or events which, individually or in the aggregate, has had or is reasonably likely to (i) have a Material Adverse Effect, (ii) require filings with the SEC under the Exchange Act (except for any filings that will be filed under the Exchange Act after the date hereof but prior to the Closing Date) or (iii) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement.

         2.8 Litigation. Except as disclosed on Schedule 2.8 hereto, there is no suit, action or proceeding pending or, to the knowledge of Seller, threatened against Seller or its subsidiaries that, individually or in the aggregate, (i) unless expressly indicated on Schedule 2.8, is not adequately reserved for, (ii) is reasonably likely to have a Material Adverse Effect or (iii) is reasonably likely to prevent or delay in any material respect Seller from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or any of its subsidiaries which has had or is reasonably likely to have a Material Adverse Effect.

         2.9  Taxes.

         (i) For purposes of this Agreement, (a) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any other taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments; (b) "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes; (c) "IRS" shall mean the United States Internal Revenue Service; (d) "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code; (e) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; (f) "Audit" shall mean any audit, assessment of Taxes, reassessment of Taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings; and (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (ii) Seller, the Subsidiaries and their wholly-owned subsidiaries (collectively with the Subsidiaries, the "Group Subsidiaries") are each "C" corporations as defined in the Code.

         (iii) In the last five years, the only jurisdictions where the Group Subsidiaries have filed (or had filed on their behalf) any income Tax Returns are with the Federal government of the United States and with those States set forth on Schedule 2.9.1 hereto.

         (iv) Except as set forth on Schedule 2.9.2 hereto, (a) the Group Subsidiaries have (x) duly filed (or had filed on their behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects and (y) duly paid (or had paid on their behalf) in full or made provision in accordance with GAAP ("Reserves") for the payment of all Taxes for all periods ending through the date hereof, (b) there are no liens for Taxes upon any shares of the stock or assets of the Group Subsidiaries, except for statutory liens for current Taxes not yet due, (c) the Group Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, except where the failure to so comply would not have a Material Adverse Effect; and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws, (d) no Audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Group Subsidiaries, and neither Seller nor the Group Subsidiaries have received notice of any pending Audits or proceedings, in each case, except those which would not have a Material Adverse Effect, (e) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any of the Group Subsidiaries, (f) none of the Group Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes and (g) no power of attorney has been executed by any of the Group Subsidiaries with respect to any matter relating to Taxes which is currently in force.

         2.10 Benefit Plans. Set forth on Schedule 2.10 is a list of each material bonus, incentive, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or other stock-based compensation, severance benefits, salary continuation, salary in lieu of notice, hospitalization or other medical, life or other insurance plan relating to Seller's and the Subsidiaries' businesses, employees, officers and directors, including any policy, plan, program or agreement that provides for the payment of similar benefits (collectively, the "Benefit Plans"), maintained, sponsored or contributed to by Seller or its Subsidiaries or under which Seller or its Subsidiaries have any present or future material obligations or material liability on behalf of Seller's or its Subsidiaries' current or former employees, officers or directors, or their dependents or beneficiaries (collectively, the "Affected Persons"). To the knowledge of Seller, the Benefit Plans are in compliance in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws and have been administered in all material respects in accordance with their terms and such laws, except where the failure to so comply would not have a Material Adverse Effect.

         There are no pending or, to the best knowledge of Seller, threatened claims and no pending or, to the best knowledge of Seller, threatened litigation with respect to any Benefit Plans other than ordinary and usual claims for benefits by participants and beneficiaries.

         All contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code in all material respects, and all contributions that are required to have been made or to be made prior to the Closing have been made or will be made.

         No Benefit Plan is a "multiemployer plan" (as defined in section 4001(a)(3) of ERISA); and neither the Seller nor any of its Subsidiaries has sponsored or contributed to any "multiemployer plan." No event or condition has occurred in connection with which Seller or any of its Subsidiaries is or could be subject to any material liability, encumbrance or lien with respect to any Benefit Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which Seller or its Subsidiaries are required to indemnify any person against such liability.

         2.11 Employee Relations. (a) Except as set forth on Schedule 2.11(a) hereto, (i) neither the Seller nor any of its Subsidiaries has engaged in any "Unfair Labor Practice" (within the meaning of the National Labor Relations
Act), and no Unfair Labor Practice complaint against Seller or its Subsidiaries is pending, or to the best knowledge of Seller, threatened before the National Labor Relations Board; (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Seller, threatened against or involving Seller or its subsidiaries; (iii) no employee grievance which might have a Material Adverse Effect is pending and no claim therefor has been asserted; (iv) no collective bargaining agreement is currently being negotiated by Seller or its subsidiaries; (v) neither Seller nor its subsidiaries has experienced any material labor dispute (including, without limitation, any work stoppage) during the last three years; and (vi) no attempt to organize any group or all of the employees of Seller or any of its Subsidiaries has been made or, to the best knowledge of Seller, proposed.

         (b) Neither Seller nor any of its Subsidiaries is now, and the consummation of the transactions contemplated by this Agreement will not, to the best of Seller's and its Subsidiaries' knowledge, cause Seller, any of its Subsidiaries or Purchaser to become, bound by, obligated under or responsible for any labor contract, collective bargaining agreement, consent decree or conciliation agreement relating to employment (other than plans or arrangements described in (c) below).

         (c) Except as set forth on Schedule 2.11(c), neither Seller nor any of its Subsidiaries is a party to or subject to, or directly or indirectly liable under, any incentive, bonus or commission plan or similar arrangement or understanding for the benefit of any current or former officer, director or employee of Seller or its Subsidiaries or any deferred compensation, severance, retention or employment contract or similar arrangement or understanding with any such officer, director or employee (whether written or oral), that is not terminable at will by Seller or its Subsidiaries and that in any event could result in liability of or an obligation against Purchaser. Except as set forth on Schedule 2.11(c) or as otherwise expressly provided in this Agreement, no officer, director or employee of Seller or any of its Subsidiaries shall be entitled to any severance pay or retention pay or bonus from Purchaser solely as a result of the consummation of the transactions contemplated hereby.

         (d) Except as set forth on Schedule 2.11(d), (i) the practices and policies of Seller and its subsidiaries with respect to employment and termination of employment have complied in all material respects with all applicable laws, statutes, ordinances, regulations, rules, judgments, decrees and orders ("Employment Laws"), and (ii) there are no claims pending or, to the knowledge of the Seller, threatened against the Group Subsidiaries with respect to violations of any such Employment Laws.

         2.12 Compliance, Licenses and Permits. Seller and its Subsidiaries each has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgements, decrees and orders applicable to its businesses including, without limitation, all consumer protection laws and regulations. Except as set forth on Schedule 2.12, Seller and its Subsidiaries each has all licenses, permits and other governmental authorizations or approvals necessary to permit Seller and its Subsidiaries to conduct their respective consumer businesses as now being conducted, other than such licenses, permits, authorizations or approvals which, individually or in the aggregate, if not obtained, would not have a Material Adverse Effect. Except as set forth on
Schedule 2.12 hereto, each such permit, license authorization or approval is in good standing and there is no proceeding pending or, to the Seller's knowledge, threatened, to revoke or limit any of them.

         2.13 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to Seller or the Subsidiaries is applicable to the transaction contemplated hereby (including, without limitation, Section 203 of the General Corporation Law of the State of Delaware ("Delaware Law")).

         2.14 Vote Required. The affirmative vote of a majority of the outstanding shares of common stock of Seller is the only vote of holders of capital stock of Seller required to authorize the transactions contemplated by this Agreement.

         2.15 Brokers, Finders, etc. Except for Morgan Stanley & Co. Incorporated, Seller is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

         2.16 Contracts. Schedule 2.16 lists the following agreements (which term shall include any legally enforceable obligation) to which Seller or a Subsidiary is a party as of the date hereof:

         (a) any agreement for the lease of personal property from or to a third party providing for lease payments in excess of $1,000,000 per annum;

         (b) any agreement with a third party for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which involves payments in excess of $1,000,000 per annum;

         (c)  any agreement concerning a partnership or joint venture;

         (d) any agreement under which it has incurred, issued, assumed, or guaranteed (or may incur, issue, assume, or guarantee) indebtedness for borrowed money in excess of $1,000,000 (excluding any certificates of deposit issued in the ordinary course of business);

         (e) any agreement which contains a non-competition provision (excluding for this purpose any provision concerning confidentiality, non-disclosure or similar provisions) that restricts the business of Seller or either Subsidiary, which agreement would continue to apply to Seller or such Subsidiary following the Closing Date;

         (f) any agreement between (i) the Subsidiaries and (ii) Seller or an affiliate of Seller, which agreement would continue to apply to a Subsidiary following the Closing Date;

         (g) any agreement (excluding any Benefit Plans) with the directors, officers, or employees of Seller or its Subsidiaries or their respective affiliates outside the ordinary course of Seller's business;

         (h) any agreement with employees in the nature of a collective bargaining agreement, which agreement would continue to apply to a Subsidiary following the Closing Date;

         (i) any agreement with any merchant that has generated and represents more than $10,000,000 in outstanding loan receivables of a Subsidiary;

         (j) any agreement involving reinsurance or servicing of loan-related credit insurance; and

         (k) any agreement involving any contract of sale involving amounts in excess of $10,000,000 annually, pursuant to which a Subsidiary may be obligated to indemnify any other person following the Closing Date.

         Upon request, Seller will make available to Purchaser a correct and complete copy of each written agreement listed on Schedule 2.16 (as amended to date). With respect to each agreement so listed, except as so indicated on
Schedule 2.16, neither Seller nor the relevant Subsidiary is in material breach or default thereunder, and no event has occurred which with notice would constitute a material breach or default by the Seller or the relevant Subsidiary of such agreement.

         2.17 Insurance. Seller and/or its Subsidiaries are and, until Closing, will be covered by the policies of insurance (including fidelity bonds) that, in respect of amounts, types and risks insured, management reasonably believes to be adequate for the business conducted by Seller and/or its Subsidiaries (which policies are in full force and effect). Upon request, Seller shall provide to Purchaser copies of such insurance policies.

         2.18 Tangible Personal Property. Each Subsidiary owns, free and clear of all liens and encumbrances (except liens for taxes not yet due and payable and liens arising solely by operation of law or as listed on Schedule 2.18), or leases, free and clear of all liens and encumbrances on its leasehold interest (except as listed in Schedule 2.18), all tangible personal property necessary for the conduct of its respective businesses as presently conducted except for such liens and encumbrances which do not materially affect the value of such property and do not materially interfere with the use made of such property. Such tangible personal property has been maintained in such condition (ordinary wear and tear excepted) as to permit each Subsidiary to conduct their respective businesses as presently conducted.

         2.19 Real Properties. Each Subsidiary does not own any real property other than as described on Schedule 2.19. Except as disclosed on Schedule 2.19, neither Seller nor any Subsidiary is in violation of any material environmental laws or regulations applicable to the real property described on Schedule 2.19 and there has not been any discharge, release, disposal, or storage of any hazardous materials at or on to the real property described in Schedule 2.19. Assuming the due authorization, execution and delivery of the agreements set forth on Schedule 2.19 by the other parties thereto, each such agreement is a valid and binding agreement of the parties thereto and is enforceable by the Subsidiary which is a party thereto in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.

         2.20 Office Leases. Schedule 2.20 hereto sets forth a list of all leases of real property to which the Seller or the Subsidiaries are a party. Except as described in Schedule 2.20 hereto, each such lease is in full force and effect, all rents and other amount due thereunder have been paid, and no Subsidiary is in default under any material term thereof. The leases have been made available to Purchaser for its inspection. Certain leases have change in control provisions and, while Seller will cooperate with Purchaser to obtain any necessary landlord consent, no representation or warranty is made that the consummation of the transactions contemplated hereunder would not trigger a default, absent such consent, or that such consent will be obtained.

         2.21 Guaranties. Except as disclosed on Schedule 2.21 hereto, no Subsidiary is a guarantor or is otherwise liable for any liability or obligation (including indebtedness) of any other person (other than liabilities and obligations of its subsidiaries), excluding those guaranties that individually or in the aggregate are not reasonably likely to result in any such Subsidiary being subject to a material liability or obligation.

         2.22 Computer Systems. Except as set forth on Schedule 2.22 hereto, Seller and the Subsidiaries own or have the right to use all the computer software, databases and compilations, including any and all data and connections of data, necessary for the conduct of the business of Seller and the Subsidiaries as currently conducted.

         2.23 Accounts and Receivables. (a) Compliance with Laws. (i) The Accounts (as defined below), Cardholder Agreements, and all related documents, and the interest rates, fees, and charges in connection therewith comply in all material respects with all applicable laws, rules, regulations, and orders; (ii) assuming (x) the requisite legal capacity of each cardholder and (y) that each Cardholder Agreement has been duly executed and delivered by the cardholder named therein, each Cardholder Agreement is the legal, valid, and binding obligation of the cardholder and any guarantor named therein and is enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles, and except for the rights of Cardholders under 12 CFR 226 12(c), 12 CFR 226 13(a) and any similar state or federal laws applicable thereto; (iii) to the knowledge of Seller, the outstanding balance of each Account arises from a bona fide sale or loan transaction, subject to cardholder billing inquiries reflected in Account Documentation (defined below); (iv) all applications for Accounts have been taken and evaluated and applicants notified in a manner which is in compliance in all material respects with the Equal Credit Opportunity Act and its implementing regulation, as amended; and (v) all disclosures made in connection with the Accounts were in compliance in all material respects with the provisions of law as of the time made. "Accounts" shall mean the credit card accounts that are identified by name and account number on Seller's Fathom processing system as of the date hereof.

         (b) Cardholder Agreements. Schedule 2.23 attached hereto sets forth a list of all Cardholder Agreement forms currently in use. The terms of Cardholder Agreements have not been impaired, waived, altered or modified in any respect except as may be reflected in the Account Documentation (as defined below). "Account Documentation" shall mean all books and records in the possession of Seller, relating to the Accounts, consisting of applications for Accounts, acceptance certificates for prescreened offers, periodic statements, credit and collection files, file maintenance data correspondence, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form.

         (c) Account Data. The information contained in Seller's Fathom processing system was accurate in all material respects as of the date hereof.

         2.24 Voting Agreement. Parent has executed and delivered to Purchaser, contemporaneously with the execution and delivery of this Agreement, a voting agreement in the form attached hereto as Exhibit A.

         2.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article II, neither Seller nor any other person makes any other express or implied representation or warranty on behalf of Seller.


                                  ARTICLE III

                  Representations and Warranties of Purchaser

              Purchaser hereby represents and warrants to Seller as follows:

         3.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 Authority. Purchaser has all requisite corporate power and authority to execute this Agreement and all documents, instruments and agreements required to be executed by Purchaser pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and all documents, instruments and agreements required to be executed by Purchaser hereto, and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary action on the part of Purchaser (including requisite stockholder approval, if necessary).
This Agreement has
been duly executed and delivered by Purchaser and, assuming the due execution and delivery hereof by Seller, constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)).

         3.3 No Conflicts; Consents. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any provision of (i) the certificate of incorporation or by-laws of Purchaser, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Purchaser is a party or by which it or any of its properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Purchaser or any of its properties or assets, in each case except for any such conflict, violation, default or right which would not reasonably be expected to have a material adverse effect on the business, assets, financial condition, or results of operations of Purchaser and its subsidiaries taken as a whole. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Purchaser or in connection with the consummation of the transactions contemplated hereby other than (v) filings with the South Dakota Division of Banks and the appropriate federal banking agency(ies), the SEC and the state securities or "blue sky" commission or similar body in each state where such filing may be necessary, (x) compliance with and filings under the HSR Act, (y) as set forth on Schedule 3.3 hereto and
(z) those the failure of which to make or obtain would effect the ability of Purchaser to consummate the transactions contemplated hereby.

         3.4 Information Supplied. The information supplied in writing or to be supplied by Purchaser or its subsidiaries in writing for inclusion or incorporation by reference in a proxy or information statement ("Proxy Statement") to be filed by Seller in connection with the transactions contemplated hereby, including any amendments and supplements thereto, will not, either at the date mailed to stockholders or at the time of any meeting of stockholders of Seller to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Financial Ability to Perform. Purchaser has sufficient funds available (through existing credit arrangements or otherwise) to purchase all the Shares and to pay all of its fees and expenses related to the transactions contemplated by this Agreement.

         3.6 Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated hereby and except as disclosed in any form, report, schedule or definitive proxy statement filed by Purchaser with the SEC since December 31, 1997 and prior to the date hereof, Purchaser and its subsidiaries have conducted their respective businesses in the ordinary course and there has not occurred or arisen any event or events which is reasonably likely to prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement.

         3.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Purchaser nor any other person makes any other express or implied representation or warranty on behalf of Purchaser.


                                   ARTICLE IV

                              Covenants of Seller

             Seller covenants and agrees with Purchaser as follows:

         4.1 Access. Prior to the Closing, Seller shall cause the Subsidiaries to give Purchaser and its officers, employees, representatives, counsel and accountants full access, during normal business hours and upon reasonable notice, to the assets, personnel, properties, financial statements, contracts, books, records, working papers and other relevant information pertaining thereto of the Subsidiaries. Prior to the Closing, Seller shall cause the Subsidiaries to furnish to Purchaser and its officers, employees, representatives, counsel and accountants such financial and operating data and other information with respect to the assets and business of the Subsidiaries as Purchaser shall from time to time reasonably request. From the date hereof to the Closing Date, Seller shall provide reasonable accommodations during normal business hours at each of its locations for up to three employees of Purchaser, and shall allow such employees of Purchaser reasonable access to facilities and personnel of Seller for purposes of monitoring the operation of Seller's business; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal operation of Seller's business.

         4.2 Ordinary Conduct. Except as set forth on Schedule 4.2 or otherwise permitted by the terms of this Agreement, from the date hereof to the Closing, Seller shall (i) cause the business of the Subsidiaries and their subsidiaries to be conducted in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve their relationships with customers and others with whom the Subsidiaries deal and (ii) maintain in effect all insurance as to which the Subsidiaries and their subsidiaries are beneficiaries, including any directors and officer insurance. Except as set forth on Schedule 4.2 or otherwise permitted by the terms of this Agreement, from the date hereof until the Closing, neither of the Subsidiaries or their subsidiaries shall do any of the following without the written consent of Purchaser (which consent will not be unreasonably withheld):

         (i) amend their certificate of incorporation or by-laws or similar documents;

         (ii) except for payments of all amounts necessary to satisfy Section 7.2(iv) hereof, declare or pay any dividend or make any other distribution to their stockholders whether or not upon or in respect of any shares of their capital stock except for dividends necessary to pay any required tax payments by Seller or any required payments on the indebtedness of Seller;

         (iii) redeem or otherwise acquire any shares of their capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

         (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are material, individually or in the aggregate, to the Subsidiaries or their subsidiaries;

         (v) sell, lease or otherwise dispose of any of their assets that are material, individually or in the aggregate, to the Subsidiaries or their subsidiaries, except in the ordinary course of business;

         (vi) enter into or amend any agreement, contract or other arrangement (or series of related agreements, contracts or other arrangements) by which the Subsidiaries or any of their properties or assets are bound which has an aggregate future liability or receivable to any person in excess of $1,000,000 or is not terminable by the Subsidiaries, as the case may be, by notice of not more than 60 days for an aggregate cost of less than $1,000,000;

         (vii) purchase any private label credit card portfolio involving a purchase price in excess of $10,000,000; or

         (viii) agree, whether in writing or otherwise, to do any of the foregoing.

         4.3 Other Transactions. (a) From the date hereof to the Closing, the Seller shall not, and shall not permit its subsidiaries or any of their respective directors, officers, stockholders or representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Purchaser and its respective representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving Seller and its subsidiaries; provided, however, that if the officers or directors of Seller shall be required by their fiduciary obligations under applicable law, based upon the advice of outside counsel to Seller, to enter into any such negotiations or discussions or to provide any such information or assistance to any third party, Seller may do so only if (A) the Board of Directors of Seller is advised by its financial advisor that the third party has the financial resources to consummate a Superior Acquisition, as defined in paragraph (c) below, and the Board of Directors of Seller determines that the third party is likely to submit a bona fide offer to consummate a Superior Acquisition (a "Third Party Acquisition Offer"); (B) Seller has provided Purchaser, as soon as reasonably practicable and in any event prior to such discussions, negotiations, disclosure or assistance, notice of Seller's intent to enter into such discussions or negotiations or to provide such information and/or assistance, the identity of such third party and, as soon as reasonably practicable after such terms are known by Seller, the terms of the Third Party Acquisition Offer; and (C) such third party has signed and delivered to Seller a confidentiality agreement substantially in the form of the Confidentiality Agreement referred to in Section 5.1. Seller will immediately cease or cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to any of the foregoing.

         (b) Seller will orally notify Purchaser immediately, followed by prompt written notice, of the receipt and the terms of any Third Party Acquisition Offer from any person, entity or group (other than from Purchaser), or of any request for information or access, with respect to any Third Party Acquisition Offer, or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Acquisition Offer or such a request, which notice shall include the identity of the third party.

         (c) For purposes of this Agreement, a "Superior Acquisition" is a transaction in which any person or group proposes to commence a tender offer to acquire all of the outstanding company stock of Seller, or proposes a merger, consolidation or a sale of substantially all of the assets of the Seller, pursuant to which the per share tender offer price or the per share merger or consolidation price or, in the case of an asset sale, the quotient obtained by dividing the aggregate purchase price for the assets by the total number of shares of Seller common stock outstanding, is higher than the quotient obtained by dividing the Purchase Price by the total number of shares of Seller common stock outstanding.

         4.4  Stockholder Approval; Recommendation

         (i) Seller will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of shares of Seller's common stock (including, if required, the preparation and filing with the SEC of a proxy or information statement pursuant to the provisions of Regulation 14A or 14C, as applicable, under the Exchange Act) to consider and vote upon the approval of this Agreement and transactions contemplated hereby and any other proposals mutually agreed to with Purchaser.

         (ii) Subject to the fiduciary obligations of its directors under applicable laws, Seller will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to obtain the affirmative vote of a majority of the outstanding shares of common stock of Seller required to approve this Agreement and authorize the transactions contemplated hereby, whether by written consent or at a meeting.

         4.5 Intercompany Debt. At or immediately prior to the Closing, each Subsidiary shall discharge in full any and all amounts due from the Subsidiaries (or the Subsidiaries' subsidiaries) to Seller or companies affiliated with Seller (other than the Subsidiaries or their subsidiaries) which are outstanding at the Closing Date.

         4.6 Solicitation. For a period of two (2) years from and after the Closing Date, neither Seller nor any of its affiliates will without Purchaser's prior written consent solicit or employ the Hired Employees (other than Hired Employees whose employment with the Subsidiaries (including their subsidiaries) or Purchaser is thereafter terminated for any reason other than an offer or anticipated offer of employment from Seller or its affiliates); provided, however, that it shall not be a violation of this covenant to hire any individual who responds to a general public solicitation or advertisement that is not targeted specifically at the Hired Employees.

         4.7 Contribution of Seller. Seller shall, at its sole cost and expense, immediately prior to Closing, make all necessary and proper consolidation and elimination entries between the Seller and Seller's Subsidiaries followed by a capital contribution by the Seller to the Seller's Subsidiaries such that after such contribution the assets obtained by the Purchaser from the purchase of the Shares pursuant hereto shall have a net value to the Purchaser in accordance with generally accepted accounting principles equal to the net assets ("Equity") of the Seller on a consolidated basis, reduced by amounts attributable to the assets shown on Schedule 4.7. For purposes of reference, the amount of the net assets of Seller on a consolidated basis was equal to $263,035,000 at 12/31/97 (audited) and $274,076,000 at
3/31/98 (unaudited). Therefore, the amount of net assets to be obtained by the Purchaser at Closing shall be equal to $274,076,000 plus the amount of net income (or less the amount of any loss, as the case may be) recognized by Seller on a consolidated basis for the period beginning April 1, 1998 through the Closing Date, reduced by amounts attributable to the assets shown on Schedule 4.7.

         4.8 Maintain Corporate Existence. Seller shall preserve its corporate existence for a period of two years after the Closing Date; Seller shall not permit or suffer the imposition of any liens and encumbrances on its assets (except liens for taxes not yet due and payable and liens arising solely by operation of law); and Seller shall not incur indebtedness that is senior to the obligations of Seller under Article X hereof; provided, however, that Seller may cease its corporate existence if its obligations under Article X hereof are assumed by an affiliate of Seller with a net worth at least equal to that of Seller as of the Closing Date. This Section 4.8 shall survive the Closing Date until the second anniversary of the Closing Date.


                                   ARTICLE V

                             Covenants of Purchaser

             Purchaser covenants and agrees with Seller as follows:

         5.1 Confidentiality. Except to the extent that any of the provisions of that certain confidentiality agreement dated January 9, 1998 between Purchaser and Seller (the "Confidentiality Agreement") are inconsistent with this Agreement, in which case the terms of this Agreement shall govern and supersede such provisions, the parties hereto acknowledge and agree that the Confidentiality Agreement remains in full force and effect and shall survive any termination of this Agreement.

         5.2  Employees.

         Effective as of the Closing Date, Purchaser and the Group Subsidiaries shall offer continued employment with Purchaser or the Group Subsidiaries to all current employees of Seller and its subsidiaries, including any such employees who are absent from active employment for any reason as of the Closing Date as well as the persons listed on Schedule 5.2(i). Within thirty (30) days of the date of this Agreement, Seller may identify up to fifteen (15) employees of Seller's affiliates (other than the Group Subsidiaries) who perform all or substantially all of their employment related duties or functions for the conduct of the business of the Group Subsidiaries, and a list of such individuals shall be set forth on Schedule 5.2(ii) which shall be made a part hereof at such time, and Purchaser and the Group Subsidiaries shall offer
employment to such individuals effective at the Closing Date.   All such
employees whose employment is continued with Purchaser or the Group Subsidiaries, and all of the individuals set forth on Schedule 5.2(i) and
Schedule 5.2(ii), are referred to herein as the "Hired Employees". The continued employment of the Hired Employees shall not be construed to limit the ability of Purchaser to terminate the employment of any Hired Employee at any time for any reason, and the employment of the Hired Employees shall be subject to all of the Purchaser's practices and policies, including its policy of employment-at-will, except to the extent such Hired Employees are otherwise party to an employment agreement. Purchaser and the Group Subsidiaries shall employ the Hired Employees at the same salary and wages and with benefits that are, in the aggregate, substantially similar or superior to those provided by Seller or the Subsidiaries, as the case may be, immediately prior to the Closing Date. Subject to Section 5.3, nothing in this Agreement shall limit Purchaser's right, at any time, to modify, amend or terminate any salary and wages payable, or benefit provided, to any or all Hired Employees on or after the Closing Date, including without limitation any Employee Welfare Benefit
Plan or any Employee Pension Benefit Plan to the extent permitted by law; provided, however, that (i) for a period of at least 12 months following the Closing Date, Purchaser and the Group Subsidiaries shall provide for the payment of severance benefits, salary continuation, salary in lieu of notice and similar benefits to any Hired Employee whose employment is terminated by Purchaser or the Group Subsidiaries for any reason other than cause or long term disability (for this purpose, the existence of cause shall be determined in accordance with the definition set forth in Schedule 5.2(iii), and the amount of such benefits shall be determined in accordance with Seller's severance policies in effect on the date hereof, and such determinations shall be made in good faith) and (ii) thereafter the Hired Employees shall be entitled to such severance benefits, salary continuation, salary in lieu of notice or similar benefits that Purchaser provides to its other employees. Seller makes no representation as to whether any such employee will accept employment with Purchaser. For the purposes hereof, "Employee Pension Benefit Plan" means any employee pension benefit plan within the meaning of section
3(2) of ERISA, regardless of whether such plan is subject to ERISA, and "Employee Welfare Benefit Plan" means any employee welfare benefit plan within the meaning of section 3(1) of ERISA, regardless of whether such plan is subject to ERISA. If necessary, Schedule 5.2(i) shall be amended to be current as of the Closing Date. Subject to applicable law, Seller shall cause the employment of each employee listed on Schedule 5.2(i) to be transferred to Seller or one of its subsidiaries immediately prior to the Closing Date. If the employment of any such employee is not or cannot be so transferred but the employee nevertheless becomes a Hired Employee, Seller and Purchaser shall transfer and assume all assets and liabilities, adjust all accruals and take all other actions reasonably necessary to cause the provisions of this Section and Section 5.3 to be applied as if the employment of the employee had been transferred.

        5.3  Benefit Plans for Hired Employees

        (i) Except as otherwise provided herein (including, particularly, as provided in Section 5.2), on and after the Closing Date, Purchaser shall provide the Hired Employees with the employee benefits generally provided to other employees of Purchaser, subject to the terms and conditions of Purchaser's plans. Except as set forth on Schedule 5.3(i), effective as of the Closing Date, all assets and all liabilities of each Benefit Plan shall be transferred to, and adopted and assumed by, Purchaser.



        (ii) Purchaser shall waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions applicable as of the Closing Date under any Employee Welfare Benefit Plans maintained, sponsored, assumed by or contributed to by Purchaser or any Subsidiary for Hired Employees after the Closing Date; and Purchaser shall apply toward any deductible requirements and out-of-pocket maximum limits under such Employee Welfare Benefit Plans any amounts paid (or accrued) by each Hired

Employee under Seller's Employee Welfare Benefits Plans during the current plan year; provided, however, that the foregoing shall apply only to the extent that Seller provides Purchaser with such information as Purchaser reasonably requires to administer such provisions.

        (iii) Subject to Section 5.3(x), Purchaser and the Group Subsidiaries shall recognize for all purposes (other than the accrual of benefits under any defined benefit pension plan) under Purchaser's Employee Pension Benefit Plans, Employee Welfare Benefit Plans, Severance Plans and Vacation Plans covering Hired Employees the service of each Hired Employee with Seller or Seller's affiliates prior to the Closing Date and the service of each Hired Employee with all other prior employers to the extent such service is credited under the Benefit Plans.

        (iv) Seller shall be responsible for satisfying obligations under
Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any employee of Seller or its Subsidiaries as of the Closing Date in accordance with applicable law with respect to any "qualifying event" occurring on or prior to the Closing Date, including any "qualifying event" resulting from the Closing hereunder. Purchaser or the applicable Group Subsidiary shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Hired Employee in accordance with applicable law with respect to any "qualifying event" which occurs after the Closing Date.

        (v) Effective as of the Closing Date, Purchaser shall assume from Seller all liabilities and obligations arising with respect to all vacation earned but not taken as of the Closing Date by the Hired Employees.

        (vi) Purchaser shall assume and shall make all payments to the participants under the Sail Senior Management Retention Plan (the "Retention Plan") when and as the same become due and payable under such Retention Plan, a true and correct copy of which has previously been made available to Purchaser.

        (vii) Purchaser shall provide to each Hired Employee a benefit under Purchaser's Associates Pension Plan equal to such Hired Employee's accrued benefit as of the Closing Date under Seller's tax-qualified defined benefit pension plan, provided that Seller transfers to Purchaser the assets attributable to the aggregate of such frozen accrued benefits as of the Closing Date (the amount of such assets and the value of such aggregate frozen accrued benefits to be based upon Seller's most recent actuarial valuations. Seller
(a) shall provide Purchaser, as soon as reasonably practicable after the date of this Agreement, with such information as Purchaser's actuaries reasonably require to verify Seller's calculation of the amount of such assets and the value of such aggregate frozen accrued benefits, and (b) shall provide Purchaser within 90 days of the Closing Date such information as Purchaser reasonably requires to administer the foregoing, including without limitation a calculation of each Hired Employee's accrued benefit as of the Closing Date. Notwithstanding any of the foregoing, (i) if the calculation by Purchaser's actuaries of the amount of such assets and the value of such aggregate frozen accrued benefits does not differ from Seller's calculation of such amounts and value by more than 10%, Purchaser shall be deemed to have accepted and verified Seller's calculation, (ii) if Purchaser's calculation differs from Seller's calculation by more than 10%, Seller, in its sole discretion, may elect (A) to retain an independent enrolled actuary (selected by mutual agreement of the parties) to make such calculation, and such enrolled actuary's calculation shall be binding upon Seller and Purchaser for purposes of this Section 5.3, or
(B) not to transfer any assets to Purchaser's Associates Pension Plan, in which case Purchaser shall not be required to recognize the prior service of Hired Employees for benefit accrual purposes under such plan, (iii) except as expressly provided in this Section 5.3, Seller shall have no liability or obligation to transfer any amounts to, or to satisfy any funding obligation under, any Employee Pension Benefit Plan or Employee Welfare Benefit Plan of Purchaser or its affiliates, and (iv) if Seller transfers such assets and accrued benefits to Purchaser's Associates Pension Plan, then, notwithstanding
Section 5.3(iii), Purchaser shall recognize the prior benefit accrual service of the Hired Employees solely with respect to such frozen accrued benefits and shall cause Purchaser's Associates Pension Plan to preserve all Section 411(d)(6) protected benefits (within the meaning of Section 411 of the Code and the Treasury Regulations thereunder) with respect to such accrued benefits.

        (viii) Purchaser shall pay for a period of three months after the Closing Date any account maintenance fees necessary to maintain individual accounts for the Hired Employees at First Chicago Trust Company under Seller's Associate Stock Award Program or Seller's Employee Stock Purchase Plan (collectively, the "Stock Plans"), but only if and to the extent that such individual accounts were established only for purposes of Seller's Associate Stock Award Program or Seller's Employee Stock Purchase Plan and such account maintenance fees were paid by Seller prior to the Closing Date. Notwithstanding any of the foregoing, Purchaser shall not adopt or assume any other liabilities under the Stock Plans, and Seller shall terminate such Stock Plans as soon as practicable after the Closing Date.

        (ix) Schedule 5.3(ix) sets forth all unexercised options to purchase Seller's stock that have been granted under Seller's stock option plans (the "Stock Option Plans") and the exercise price attributable to such options. Purchaser acknowledges that it shall not be entitled to receive amounts attributable to the payment of the exercise price of such options. Notwithstanding any of the foregoing, Purchaser shall not adopt or assume any liabilities under the Stock Option Plans, and Seller shall terminate each Stock Option Plan as soon as practicable after the Closing Date.

        (x) Notwithstanding any of the foregoing, Seller shall retain, and Purchaser shall not assume, all obligations and liabilities with respect (A) to post- employment medical or life insurance benefits provided immediately prior to the Closing Date to former employees of Seller and its subsidiaries and (B) post- employment life insurance benefits provided immediately prior to the Closing Date to current employees of Seller and its subsidiaries. Seller shall not retain, and Purchaser shall assume, all obligations and liabilities with respect to post-employment medical benefits provided to Hired Employees. Seller shall provide Purchaser, as soon as reasonably practicable after the date of this Agreement, with such information as Purchaser's accountants reasonably require to verify the financial statement accruals of Seller and the Group Subsidiaries ("Seller's calculation") with respect to such obligations and liabilities. If the calculation by Purchaser's accountants of such accruals does not differ from Seller's calculation of such accruals by more than 10%, Purchaser shall be deemed to have accepted and verified Seller's calculation. If Purchaser's calculation differs from Seller's calculation by more than 10%, Seller shall retain an independent accountant (selected by mutual agreement of the parties) to calculate such accrual, and such accountant's calculation shall be binding upon Seller and Purchaser for purposes of this Section 5.3 and such accrual shall be adjusted accordingly.

        5.4 WARN Act. Seller shall be responsible for providing notice for any "plant closing" or "mass layoff," as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. Section 2101 et seq., up to and including the Closing Date. After the Closing Date, Purchaser shall be responsible for providing notice for any "plant closing" or "mass layoff" in accordance with the WARN Act.

        5.5 Regulatory Conditions. To the extent required by any regulatory authority as a condition to approval of the purchase and sale of the Shares or the other transactions contemplated hereby, Purchaser shall take such reasonable action as may be required in order to comply with any such requirement.

        5.6  Certain Understandings.

        (i) Purchaser has received from Seller certain projections, forecasts and information relating to the Subsidiaries. Purchaser acknowledges that (a) there are uncertainties inherent in attempting to make such projections and forecasts and in such information, (b) Purchaser is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and information so furnished to it and (c) Purchaser shall not have any claim against Seller, its affiliates or its agents with respect thereto. Accordingly, neither Seller nor any other person makes any representation or warranty with respect to such projections, forecasts and information.

        (ii) Purchaser acknowledges that, except as expressly set forth herein, neither Seller nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Subsidiaries, and neither Seller nor any other person will be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or the use of, any such information. Purchaser acknowledges that, should the Closing occur, Purchaser will acquire the Subsidiaries' businesses in an "as is" condition and on a "where is" basis, without any representation or warranty of any kind, express or implied, except such representations and warranties as are expressly set forth herein.

        (iii) Purchaser acknowledges that, except as expressly set forth herein, neither Seller nor any other person has made any representation or warranty, express or implied, as to (a) the physical condition or state of repair of any of the Subsidiaries' real property, the improvements constituting a part thereof or the equipment and fixtures appurtenant thereto, (b) the gross or net income derived therefrom, (c) the cost, book value or market value thereof, (d) the use or potential use thereof, or (e) any other matter effecting, or relating to, such property or the operation or management thereof.

        5.7 Proxy Information. If Seller files a Proxy Statement in connection with the transactions contemplated hereby, Purchaser agrees to supply information for inclusion in the Proxy Statement upon the request of Seller. The information supplied in writing or to be supplied by Purchaser or its subsidiaries in writing for inclusion or incorporation by reference in the Proxy Statement to be filed by Seller in connection with the transactions contemplated hereby, including any amendments and supplements thereto, will not, either at the date mailed to stockholders or at the time of any meeting of stockholders of Seller to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        5.8 Assumption of Liabilities. On the Closing Date, Purchaser shall execute and deliver an assumption agreement in the form attached hereto as Exhibit B pursuant to which Purchaser shall, subject to the Purchaser's rights to indemnification pursuant to Articles VIII and X hereof, assume and agree to pay, perform and discharge when due any and all liabilities and obligations of the Seller whether absolute, contingent, known or unknown, accrued or otherwise that arise out of or relate to any period prior to the Closing; provided, however, Purchaser shall not assume any fees and expenses incurred by Seller in connection with the execution and delivery of this Agreement and the consummation by Seller of the transaction contemplated hereby, including fees payable to Seller's financial advisor and legal counsel, and expenses incurred by Seller in connection with the meeting of its shareholders to approve this Agreement (including expenses incurred in connection with the preparation of the Proxy Statement) (such liabilities and obligations being referred to as the "Seller Liabilities").


                                  ARTICLE VI

                               Mutual Covenants

        6.1 Consummation of the. Subject to the terms and conditions of this Agreement, each party hereto shall use its best efforts consistent with applicable legal requirements to cause the Closing to occur. Seller and its subsidiaries and each of their respective directors, officers and representatives shall file and agree to cooperate with Purchaser in filing, and Purchaser and its directors, officers and representatives shall, file and agree to cooperate with Seller and its subsidiaries in filing, any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as may be required by Seller, on the one hand, and Purchaser, on the other hand, in connection with the consummation of the transactions contemplated by this Agreement and the performance by Seller and its subsidiaries of their businesses after such consummation, and in seeking necessary consultation with and prompt favorable action by any such Governmental Entity or third party.

        6.2 Publicity. The parties hereto agree that, from the date of the execution and delivery of this Agreement through the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior consent of (i) Purchaser in the case of a release or an announcement by Seller or any of its subsidiaries or (ii) Seller in the case of a release or an announcement by Purchaser (in each case which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. After the date hereof, the parties hereto shall not make any comments or statements with respect to the transactions contemplated hereby to any third party (including, without limitation, members of the news media, securities analysts and employees of Seller, any of its subsidiaries, or Purchaser or any of its subsidiaries) without the prior consent of Purchaser, on the one hand, or Seller, on the other hand, as the case may be; provided, however, that the provisions of this Section 6.2 shall not apply to communications by Seller or Purchaser to any Governmental Entity in connection with obtaining any consents or approvals required for the consummation of the transactions contemplated hereby.

        6.3 Antitrust Notification. Seller shall, and Purchaser shall, as promptly as practicable, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Seller shall furnish to Purchaser, and Purchaser shall furnish to Seller, such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the HSR Act. Seller shall keep Purchaser reasonably informed, and Purchaser shall keep Seller reasonably informed, of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

        6.4 Further Assurances. From time to time, as and when reasonably requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further acts or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                                 ARTICLE VII

                            Conditions to Closing

        7.1 Each Party's Obligations. The respective obligations of each party hereto to effect the transactions contemplated hereby is subject to the satisfaction or waiver as of the Closing of the following conditions:

        (i) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity and no other legal restraint or prohibition preventing any of the transactions contemplated by this Agreement shall be in effect;

        (ii) The waiting period under the HSR Act, if applicable to the transactions contemplated hereunder, shall have expired or been terminated;

        (iii) The parties hereto shall have filed all material applications, reports or other documents, given all material notices, met all material requirements, received all material consents and approvals, satisfied any and all conditions of approval and all applicable waiting periods shall have expired in connection with the consummation of the transactions contemplated hereby;

        (iv) This Agreement and the transactions contemplated hereby shall have been authorized by the stockholders of Seller as required by the Delaware Law; and

        (v) If required, this Agreement and the transactions contemplated hereby shall be authorized by the affirmative vote of the requisite number of the outstanding shares of capital stock of Purchaser.

        7.2 Seller's Obligations. The obligations of Seller to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller) as of the Closing of the following additional conditions:

        (i) Accuracy of Representations and Warranties, Compliance with Covenants. The representations and warranties of Purchaser made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Purchaser shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing. Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by an officer of Purchaser confirming the foregoing.

        (ii) Absence of Litigation, Injunction. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Seller is a plaintiff directly or derivatively) which, in the reasonable judgment of Seller, would, if issued, be reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to Seller, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

        (iii) Specified Items. Purchaser shall have delivered the items to be delivered and made the payments to Seller and the Subsidiaries, as applicable, pursuant to Section 1.5.

        (iv) Intercompany Debt. At or immediately prior to the Closing, each Subsidiary shall have discharged in full any and all amounts due from such Subsidiary (or such Subsidiary's subsidiaries) to Seller or companies affiliated with Seller (other than the Subsidiaries or their subsidiaries) that are outstanding at the Closing Date.

        7.3 Purchaser's Obligations. The obligations of Purchaser to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser) as of the Closing of the following additional conditions:

        (i) Accuracy of Representations and Warranties, Compliance with Covenants. The representations and warranties of Seller made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Seller shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by Seller by the time of the Closing. Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by an officer of Seller confirming the foregoing.

        (ii) Absence of Litigation, Injunctions. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Purchaser is a plaintiff directly or derivatively) which, in the reasonable judgment of Purchaser would, if issued, be reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to Purchaser, if the transactions contemplated hereby are consummated, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

        (iii) Interim Servicing Agreement. NOVUS Credit Services Inc. ("Parent") shall have executed and delivered the Interim Servicing Agreement, which agreement shall be in the form attached hereto as Exhibit C.

        (iv) Specified Items. Seller shall have delivered the items to be delivered to Purchaser pursuant to Section 1.4.

        7.4 Frustration of Closing Conditions. No party to this Agreement may rely on the failure of any condition set forth in this Article VII if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur.

                                 ARTICLE VIII

                                 Tax Matters

        8.1 Section 338.

        (i) Elections. Seller, the Subsidiaries and Purchaser shall make joint elections under Sections 338(g) and 338(h)(10) of the Code (the "338 Elections") with respect to the purchase of the Shares and under any similar provisions of state law. Seller represents that its sale of the Shares is eligible for, and Purchaser represents that it is qualified to make, such elections. Seller and Purchaser agree to prepare and file IRS Form 8023, required schedules thereto, and any similar state forms in a timely fashion in accordance with the rules under Section 338 of the Code or under a similar provision of state law, as the case may be. If any changes are required in these forms subsequent to their filing, the parties will promptly agree on such changes.

        (ii) Allocation of Purchase Price. For purposes of the 338 Elections, Seller and Purchaser shall mutually agree to a purchase price and allocation of that price among the assets of the Group Subsidiaries that are deemed to have been acquired pursuant to Section 338 of the Code or state law equivalent. The purchase price shall be allocated among the assets of the Group Subsidiaries that are deemed to have been acquired pursuant to Section 338 of the Code in the manner required by Treasury Regulations Section 1.338(b)-2T. Purchaser will submit to Seller a proposed purchase price and allocation thereof (the "Proposed Allocation") within 90 days from the date hereof. If Seller does not notify Purchaser within fifteen (15) days of receipt of the Proposed Allocation of any disagreement with the Proposed Allocation then the Proposed Allocation shall become the final allocation (the "Allocation"). If Seller notifies

Purchaser within such fifteen (15) day period (the "Allocation Notice") of its disagreement with the Proposed Allocation then Seller and Purchaser shall in good faith attempt to resolve their disagreement. In the event the allocation is determined after delivery of the Allocation Notice by discussions between Seller and Purchaser, then such allocation shall become the Allocation. Purchaser and Seller agree that except as otherwise required by law the Allocation shall be binding on Purchaser and Seller for all federal, state and local tax purposes. If such disagreement is not resolved within thirty (30) days from the delivery of the Allocation Notice, then Seller and Purchaser shall be permitted to allocate the purchase price, in the manner required by Treasury Regulations Section 1.338(b) -2T, among the assets of the Group Subsidiaries that are deemed to have been acquired pursuant to Section 338 of the Code independently (the "Independent Allocations"). The parties hereto acknowledge that the purchase price and the allocation of the purchase price provided for in the Allocation or the Independent Allocations, as the case may be, will be reasonable.


         8.2  Liability for Taxes and Related Matters


         (i) Seller's Indemnification of Purchaser. Seller shall be liable for and indemnify Purchaser for all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Group Subsidiaries and Taxes resulting from the Group Subsidiaries ceasing to be a member of the Seller's affiliated group, or attributable to the 338 Elections and any state law equivalent), other than Taxes for which there are Reserves as of the Closing Date, imposed on the Group Subsidiaries or for which the Group Subsidiaries may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. Seller shall also indemnify, defend and hold harmless Purchaser from all costs and expenses incurred by Purchaser (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which Seller is required to indemnify Purchaser under this Article VIII. Except as otherwise set forth in Section 8.2(v) or in this
Section 8.2(i), the amount or economic benefit of any refunds, credits or offsets in respect of Taxes of the Group Subsidiaries for such periods shall be for the account of the Seller. Notwithstanding the foregoing, the amount or economic benefit of any refunds, credits or offsets in respect of Taxes of the Group Subsidiaries for such periods attributable to any Group Subsidiary's treatment of finance charges related to credit card receivables (i.e., grace period interest) shall be for the account of Purchaser; provided, however, that Purchaser shall bear all costs and expenses incurred, and shall indemnify Seller for all costs and expenses incurred by Seller (including reasonable attorneys fees and expenses), in connection with the pursuit of such refunds, credits or offsets.


         (ii) Purchaser's Indemnification of Seller. Purchaser shall be liable for and indemnify Seller for the Taxes of the Group Subsidiaries for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. Purchaser shall also indemnify, defend and hold harmless Seller from all costs and expenses incurred by Seller (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which Purchaser is required to indemnify Seller under this Article VIII. The amount or economic benefit of any refunds, credits or offsets in respect of Taxes of the Group Subsidiaries for such periods shall be for the account of Purchaser.


         (iii) Taxes for Short Taxable Year.  For purposes of paragraphs (i) and
(ii) above, whenever it is necessary to determine the liability for Taxes of the Group Subsidiaries for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Group Subsidiaries for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Group Subsidiaries had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a ratable time basis.


         (iv) Adjustment to Purchase Price. Seller and Purchaser shall treat any payment by Purchaser or Seller under this Article VIII as an adjustment to the Purchase Price unless a final determination (which shall include the execution of a Form 870-AD or successor form) causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income tax purposes.


         (v) Refunds from Carrybacks. If Seller becomes entitled to the amount or economic benefit of any refunds, credits or offsets in respect of Taxes for any period for which it is liable under Section 8.2(i) to indemnify Purchaser and such Taxes are attributable solely to the carryback of losses, deductions, credits or similar items attributable to the Group Subsidiaries and from a taxable year or period that begins after the Closing Date, the amount or economic benefit of any such refunds, credits or offsets in respect of Taxes shall be for the account of Purchaser. Each of Seller and Purchaser shall forward, and cause its affiliates to forward, to the party entitled pursuant to
Section 8.2(i), 8.2(ii) or this Section 8.2(v) to receive the amount or economic benefit of a refund, credit or offset in respect of Taxes the amount of such refund, or the economic benefit of such credit or offset, within 30 days after such refund is received or after such credit or offset is allowed or applied against other Tax liability, as the case may be; provided, however, that any such amounts payable shall be net of any Tax cost or Tax benefit to the party making payment and its affiliates attributable to the receipt of such refund, credit or offset and/or the payments of amounts pursuant to this Section 8.2(v). In the event that any refund, credit or offset in respect of Taxes for which a payment has been made by Seller to Purchaser is subsequently reduced or disallowed, Purchaser shall indemnify and hold harmless Seller for any tax liability, including interest and penalties, assessed against Seller by reason of the reduction or disallowance.


         (vi) Tax Returns. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Group Subsidiaries for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Group Subsidiaries for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Purchaser any Taxes, including interest and penalties attributable to any underpayment, for which Seller is liable pursuant to Section 8.2(i) but which are payable with Tax Returns to be filed by Purchaser pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.


         (vii) Contest Provisions. Purchaser shall promptly notify Seller in writing upon receipt by Purchaser, any of its affiliates or the Group Subsidiaries of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Group Subsidiaries for which Seller would be required to indemnify Purchaser pursuant to Section 8.2(i), provided that failure to comply with this provision shall not affect Purchaser's right to indemnification hereunder. Seller shall have the sole right to represent the Group Subsidiaries' interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Purchaser or the Group Subsidiaries for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Purchaser. Such consent shall not be unreasonably withheld.

         Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 8.2(i). Purchaser may not agree to settle any tax claim for the portion of the year or period ending on or prior to the Closing Date which may be the subject of indemnification by Seller under Section 8.2(i) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

         8.3 Transfer Taxes. All transfer taxes which may be imposed or assessed as a result of Purchaser's acquisition of the Shares shall be borne by Purchaser.

         8.4 Information to be Provided by Purchaser. With respect to the taxable period in 1998 ending on the Closing Date, Purchaser shall promptly cause the Group Subsidiaries to prepare and provide to Seller a package of tax information materials (the "Tax Package"), which shall be completed in accordance with such practice as is mutually agreed upon by Purchaser and Seller including such practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income as is mutually agreed upon by Purchaser and Seller. Purchaser shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Seller within one hundred twenty
(120) days after the Closing Date.

         8.5 Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall:

         (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article VIII;

         (ii) cooperate fully in preparing for any Audits of, or disputes with taxing authorities regarding, any Tax Returns of the Group Subsidiaries;

         (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Group Subsidiaries;

         (iv) provide written notice to the other within ten (10) days of its receipt of notice in writing of any pending or threatened tax audits or assessments of the Group Subsidiaries for taxable periods for which the other may have a liability under this Article VIII, provided, that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder; and

         (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period within ten (10) days of its receipt thereof.

         8.6 Survival of Obligations. The obligations of the parties set forth in this Article VIII shall be unconditional and absolute and shall remain in effect without limitation as to time.


                                   ARTICLE IX

                                   Termination

         9.1 Termination Events. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

         (i) by mutual written consent of the parties hereto;

         (ii) by either of the parties hereto, if the Closing does not occur on or prior to February 28, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(ii) shall not be available to any party hereto, if it has failed to perform any of its obligations under this Agreement, which failure has resulted in a failure of any of the conditions of

Article VII hereto;

         (iii) by either of the parties hereto, if any Governmental Entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting any of the transactions contemplated by this Agreement, and such judgment, order or decree or other action shall have become final and nonappealable; or

         (iv) by Purchaser, if any required approval of the stockholders of the Seller shall not have been obtained by reason of Seller's failure to call a stockholder's meeting or the failure to obtain the required vote upon a vote held at the duly held meeting of stockholders or at any adjournment thereof contemplated by Section 4.4; provided, however, that unless Purchaser shall otherwise notify the Seller within ten business days after the stockholders meeting contemplated by Section 4.4 is held and the required vote has not been obtained, this Agreement shall automatically terminate without any further action by any of the parties hereto.

         9.2 Information and Confidentiality. In the event of any termination pursuant to this Article IX, written notice thereof setting forth the reasons therefor shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein: (i) Purchaser shall return all documents and other materials received from Seller and its Subsidiaries relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and (ii) all confidential information received by Purchaser with respect to the business of Seller and its subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         9.3 Termination Fees. If (x) this Agreement is terminated by Purchaser or Seller pursuant to Section 9.1(ii) or (iii), (y) such termination arises out of any bank regulatory proceeding or action relating to the conduct of Purchaser's business, including, without limitation, Purchaser's compliance or alleged non- compliance with the Community Reinvestment Act of 1977, as amended and (z) Seller at the time of termination of this Agreement is not then subject to any injunction, order, writ or decree issued by any Governmental Entity which would restrain or prohibit the consummation of the transactions contemplated hereby on the basis of a regulatory impediment arising out of the conduct of Seller's business, Purchaser shall pay by wire transfer of immediate available funds to an account designated by Seller ten million dollars ($10,000,000.00) within two business days of receipt of Seller's notice of termination delivered pursuant to Section 9.2 hereof.

         9.4 Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article IX, this Agreement shall become void and of no further force or effect, except for the provisions of (i) Section 5.1 relating to the obligation of Purchaser to keep confidential certain information and data obtained by them, (ii) Section 6.2 relating to publicity, (iii) this Article IX and (iv) Article XI relating to certain expenses. Nothing in this Article IX shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.


                                    ARTICLE X

                                 Indemnification

         10.1  Nonsurvival of Representations, Warranties and Agreements.
Except as otherwise set forth herein, all representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall not survive beyond the Closing Date. The representations and warranties included herein are exclusive, and the parties hereto confirm that they have not relied upon any representations or warranties not contained herein or in the Schedules hereto as an inducement to enter into this Agreement. Following the Closing, the remedies provided in this Article X shall be the sole recourse of all parties hereto for all claims, liabilities, losses, damages, costs and expenses, other than those relating to or arising from (i) Taxes, for which the sole recourse shall be as provided in Article VIII; and (ii) the willful misconduct of the Purchaser or Seller related to or arising, directly or indirectly, out of this Agreement or the transactions contemplated hereby.

         10.2 Agreement to Indemnify. (a) Upon the terms and subject to the conditions of this Article X, for a period ending the first business day that is eighteen (18) months after the Closing Date, Seller shall, in the proportion that the number of shares of common stock of Seller issued and outstanding in the name of Parent immediately prior to the Closing Date bears to the total number of shares of common stock of Seller issued and outstanding immediately prior to the Closing Date (the "Proportionate Interest"), indemnify, defend and hold harmless the Purchaser from any losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) (collectively, "Claims") which arise out of, are based upon or result from any breach of the representations made by Seller in Sections 2.8 (as well as any Claims relating to any of the matters set forth on Schedule 2.8), 2.10, 2.11, 2.12, 2.19 or 2.23 of this Agreement, in each case to the extent, and only for the amount by which, any such Claim results in losses (i) in excess of a general or identified reserve established for such matters and reflected in the financial statements of Seller or its Subsidiaries as of the Closing Date consistent with past practices and (ii) in the case of a Claim relating to a breach of Section 2.19, in excess of any amounts (in addition to those amounts referred to in clause (i) above) which Purchaser recovers pursuant to the agreements set forth on Schedule 2.19; and Purchaser covenants to exercise its reasonable best efforts to satisfy any Claims for a breach of Section 2.19 by enforcing its rights under such agreements before seeking indemnification under this Section 10.2(a). A claim for indemnification for which notice was given pursuant to Section 10.3(a) hereof prior to the end of such eighteen (18) month period shall survive until such claim is fully and finally determined.

         (b) Upon the terms and subject to the conditions of this Article X, for a period ending on the first business day that is eighteen (18) months after the Closing Date, Purchaser shall indemnify, defend and hold harmless Seller from any Claims relating to or arising out of the Seller Liabilities; provided, that a claim for indemnification for which notice was given pursuant to Section 10.3(a) hereof prior to the end of such period shall survive until such claim is fully and finally determined.

         10.3  Conditions of Indemnification.  Subject to the provisions of
Section 10.4, the obligations and liabilities of Seller, in the case of Section 10.2(a), and the Purchaser, in the case of Section 10.2(b), with respect to Claims made by or against third parties ("Third Party Claims") shall be subject to the following terms and conditions:

         (a) The person to whom such Third Party Claim relates (the "Indemnified Party") will give the party from which indemnity is sought hereunder (the "Indemnifying Party") prompt notice of such Third Party Claim, (which notice in any event shall be given to the Indemnifying Party within 10 days of the Indemnified Party first becoming aware of the facts and circumstances that form the basis of such Third Party Claim) and the Indemnifying Party will (except as otherwise contemplated by the proviso to Section 10.3(b) hereof) assume solely the defense thereof by representatives chosen by it; provided, that the Indemnified Party shall be entitled to participate in such action and to employ counsel at its own expense to assist in the handling of such Third Party Claim.

         (b) If the Indemnifying Party, within a reasonable time after notice of any such Third Party Claim, fails to assume the defense thereof, the Indemnified Party shall (upon a subsequent 10 days' notice to the Indemnifying Party) have the right to undertake the defense or, with the consent of the Indemnifying Party, to undertake a compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim at any time prior to the settlement, compromise or final determination thereof. The Indemnifying Party shall not be liable for any compromise or settlement of a Third Party Claim effected without its written consent. During any period when the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay, compromise or settle such Third Party Claim without the Indemnifying Party's consent; provided, that the Indemnified Party may nonetheless pay, compromise or settle such Third Party Claim without such consent during such period, in which event it shall, automatically and without any further action on its part, waive any right (whether or not pursuant to this Agreement) to indemnity in respect of all losses, liabilities, damages or expenses relating to such Third Party Claim. If the Indemnifying Party shall defend any such Third Party Claim until such Third Party Claim shall be adjudicated by order, decree, ruling or other action, then the Indemnified Party shall have the right, in the exercise of its exclusive discretion, to determine whether or not to appeal such adjudication.

         (c) Anything in this Section 10.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Third Party Claim or consent to the entry of any judgment which imposes any future obligation on the Indemnified Party or which does not include as an unconditional term thereof the giving by the claimant and or plaintiff to the Indemnified Party a release from all liabilities in respect of such Third Party Claim.

         (d) The Indemnified Party shall, and shall cause its affiliates to, provide the Indemnifying Party with such assistance (without charge) as may reasonably be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, providing the Indemnifying Party with such information, documents and records and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its Affiliates as the Indemnifying Party shall deem necessary (provided that such access shall not unreasonably interfere with the performance of the duties performed by or responsibilities of such personnel).

         10.4 Limitation of Indemnification. Any Claim brought under Section 10.2(a) is subject in each case to the following limitations and restrictions:
    (a) Claims may not be asserted at any time after the close of business on the first business day that is eighteen (18) months after the Closing Date, other than Claims under Article VIII.

         (b) Claims made pursuant to Section 10.2(a) will be paid only to the extent that the aggregate amount of Seller's Proportionate Interest of all such Claims exceeds $10,000,000 (the "Basket"), in which event only amounts in excess of the Basket shall be recoverable; provided, however, that the aggregate amount recoverable pursuant to Section 10.2(a) shall in no event exceed $150,000,000.

         (c) Each Claim shall be reduced by the amount of any insurance proceeds actually received in connection with such Claim; Purchaser covenants to exercise its reasonable best efforts to collect insurance proceeds under applicable insurance policies that are then in force if and to the extent that such Claim relates to an event covered by such insurance policies before Purchaser may recover for any Claim pursuant to this Article X.

         (d) The representations and warranties of Seller specifically enumerated in Section 10.2(a) for purposes of determining whether a breach thereof has occurred that may entitle Purchaser to recover for (i) any Claim under Section 10.2(a) shall not be deemed qualified by any references to materiality (or variations thereof) contained therein and any breaches thereof shall be determined without regard to whether such breach constitutes a Material Adverse Effect, (ii) any Claim under Section 10.2(a) based on a breach of
Section 2.23(a)(ii) shall be determined without regard to clauses (x) and (y) thereof, and (iii) any Claim under Section 10.2(a) based on a breach of Section 2.23(a)(iii) shall be determined without regard to the knowledge qualifier set forth therein.

         (e) In addition to the limitations and restrictions set forth in clause
(i) of Section 10.2(a) and the other provisions of this Section 10.4, in no event shall Purchaser be entitled to recover for any Claim arising out of (i) a breach of Section 2.23(a)(iii) until the aggregate Claims for breaches of such representation regarding individual Accounts exceeds $330,000, in which event only amounts in excess of $330,000 shall be recoverable in connection therewith (to the extent the amount of Seller's Proportionate Interest of all Claims has theretofore exceeded the Basket and such Claims have theretofore exceeded any reserves referred to in clause (i) of Section 10.2(a)) and no amount of such Claims aggregating less than $330,000 shall be given effect for the purpose of exceeding the Basket; provided, however, that in no event shall Purchaser be entitled to recover for any Claims to the extent Purchaser is entitled to seek reimbursement therefor pursuant to charge-backs to a merchant or otherwise; and
(ii) any Third Party Claim relating to any breach of the representations enumerated in Section 10.2(a) (other than Section 2.23(a)(iii)) until the aggregate amount of Third Party Claims for such breaches exceeds $200,000, in which event only amounts in excess of $200,000 shall be recoverable in connection therewith (to the extent the amount of Seller's Proportionate Interest of all Claims has theretofore exceeded the Basket and such Claims have theretofore exceeded any reserves referred to in clause (i) of Section 10.2(a)) and no amount of such Claims aggregating less than $200,000 shall be given effect for the purpose of exceeding the Basket.

         (f) Seller shall not be responsible for the amount of any Claim in excess of Seller's Proportionate Interest with respect to any such Claim.

         10.5 Claims Adjusted for Taxes. The amount of any Claim for which indemnification is provided under this Article X shall be (i) if the indemnity payment is not treated as an adjustment to the Purchase Price for Tax purposes pursuant to the second succeeding sentence, increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party as a result of the deductibility for Tax purposes of such Claim. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence of payment of such Claim. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any or its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.


                                   ARTICLE XI

                                    Expenses

         Except as otherwise provided by Section 9.3, whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by Seller shall be paid by Seller and all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by Purchaser shall be paid by Purchaser.


                                   ARTICLE XII

                                  Miscellaneous

         12.1  No Third-Party Beneficiaries.  Except as otherwise provided in
Section 5.3(vii), which are for the benefit of, and enforceable by, the persons referred to in the Retention Plan, this Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         12.2 Amendment or Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

         12.3 Headings. The headings contained in this Agreement, or in any exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         12.5 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, or any dissolution, of any party hereto) without the prior written consent of the other parties hereto; provided, however, that the Purchaser may assign its rights hereunder to an affiliate of the Purchaser without the prior written consent of any party hereto; provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 12.5 shall be void.

         12.6 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

         if to Seller,

         SPS Transaction Services, Inc.
         2500 Lake Cook Road
         Riverwoods, IL  60015
         Telecopy No:  (847) 405-0558
         Attention:  President and CEO

         with a copy to:

         Brown & Wood LLP
         One World Trade Center
         58th Floor
         New York, New York 10048
         Telecopy No.:  (212) 839-5599
         Attention:  Joseph W. Armbrust, Esq.

         if to Purchaser,

         Associates First Capital Corporation
         250 E. Carpenter Freeway
         Irving, TX  75062
         Telecopy No:  (972) 652-5798
         Attention:  General Counsel

         with copies to:

         Associates Credit Card Services Inc.
         6400 Las Golinas Blvd.
         Irving, TX  75039
         Telecopy No: (972) 653-3630
         Attention:  Private Label General Manager

or such other address as any party may from time to time specify by written notice to the other parties hereto.

         12.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made herein, Seller makes no representation or warranty to Purchaser with respect to:
(i) any projections, estimates or budgets heretofore delivered to or made available to Purchaser of future revenues, expenses or expenditures or future results of operations of Seller or its subsidiaries; or (ii) except as expressly covered by a representation and warranty contained in Article II hereof, any other information or documents (financial or otherwise) made available to Purchaser or their counsel, accountants or advisers with respect to Seller and its subsidiaries.

         12.8 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

         12.9 Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion therein shall expressly not be deemed to constitute an admission by Seller, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

         12.10 Consent to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of (a) the courts of the State of New York and (b) the federal court sitting in the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The parties hereto agree to commence any action, suit or proceeding relating hereto either in the federal court sitting in the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the state of New York. The parties hereto further agree that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.10. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the courts of the State of New York or
(ii) the federal court sitting in the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         12.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, as of the day and year first above written.


                              SPS TRANSACTION SERVICES, INC.



                              By  /s/ Robert L. Wieseneck
                                Name:  Robert L. Wieseneck
                                Title: President and Chief Executive Officer



                              ASSOCIATES FIRST CAPITAL CORPORATION


                              By  /s/ Joseph N. Scarpinato
                                Name:  Joseph N. Scarpinato
                                Title: Executive Vice President

                                                                       EXHIBIT A





                                VOTING AGREEMENT



         VOTING AGREEMENT (this "Agreement"), dated as of April 18, 1998, by Associates First Capital Corporation, a Delaware corporation ("Purchaser"), and NOVUS Credit Services Inc. (the "Parent"), a stockholder of SPS Transaction Services, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. Purchaser and the Company are concurrently herewith entering into a Stock Purchase Agreement dated as of the date hereof (a copy of which has been provided to the Parent) (the "Stock Purchase Agreement"), pursuant to which Purchaser shall acquire all of the issued and outstanding shares of capital stock of each of the Subsidiaries (as defined in the Stock Purchase Agreement).

         B. The Parent is a significant stockholder of the Company.

         C. The execution and delivery of this Agreement is a condition to Purchaser entering into the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:


         1. Voting. At the meeting of the Company's stockholders convened to consider and vote upon the authorization of the transactions contemplated by the Stock Purchase Agreement (the "Stock Sale"), the Parent shall vote or cause to be voted all of the shares of common stock of the Company, par value $0.01 per share (the "Company Common Stock"), owned of record by it at the record date for such vote (a) in favor of the authorization of the transactions contemplated by the Stock Purchase Agreement and (b) against (i) approval of any proposal made in opposition to or in competition with the Stock Sale or any of the other transactions contemplated by the Stock Purchase Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving any party other than the Purchaser or one of its subsidiaries,
(iii) any liquidation or winding up of the Company, and (iv) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Stock Sale or the other transactions contemplated by the Stock Purchase Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Stock Purchase Agreement which would materially and adversely affect the Company or its ability to consummate the transactions contemplated by the Stock Purchase Agreement.

         2. No Solicitation. The Parent shall not, directly or indirectly: (i) take any action to seek, initiate or solicit any offer from any person, entity or group to acquire any shares of capital stock of the Company or its subsidiaries, to merge or consolidate with the Company or its subsidiaries, or to otherwise acquire any significant portion of the assets of the Company or its subsidiaries except for acquisitions solely of inventory in the ordinary course of business (a "Third Party Acquisition Offer"), or (ii) engage in negotiations or discussions concerning a Third Party Acquisition Offer or the business or assets of the Company or its subsidiaries with, or disclose financial information relating to the Company or its subsidiaries, or any confidential or proprietary trade or business information relating to the business of the Company or its subsidiaries to, or afford access to the properties, books or records of the Company or its subsidiaries to, any third party that may be considering a Third Party Acquisition Offer. The Parent shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition Offer.

         3. No Transfer. The Parent shall not sell, pledge, assign or otherwise transfer or dispose of, or authorize, propose or agree to the sale, pledge, assignment or other transfer or disposition of, any of its shares of Company Common Stock.

         4. Best Efforts; Additional Agreements and Provisions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its, his or her best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable in accordance with applicable law to consummate and make effective the transactions contemplated by this Agreement and the Stock Purchase Agreement. If any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or the Stock Purchase Agreement, each party to this Agreement shall take all such action.

         5. Representations and Warranties. The Parent represents and warrants to Purchaser as follows:

         (a) Organization. The Parent is a corporation duly organized and validly existing under the laws of the State of Delaware.

         (b) Corporate Power. The Parent has the requisite power and authority to enter into this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (c) Validity. This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and legally binding obligation thereof, enforceable in accordance with its terms. The Parent has full legal power, authority and right to vote all shares of Company Common Stock in favor of the authorization of the transactions contemplated by the Stock Purchase Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

         (d) Authority to Vote Shares. The Parent owns of record a total of 20,000,000 shares of Company Common Stock. The Parent has full legal power, authority and right to vote all shares of Company Common Stock in favor of the authorization of the transactions contemplated by the Stock Purchase Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

         (e) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby or by the Stock Purchase Agreement, nor compliance with any of the provisions hereof or thereof, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Parent under, any of the terms, conditions or provision of any agreement or instrument to which the Parent is a party or any statute, rule, regulation, judgment, order, decree or other legal requirement applicable to the Parent; except for any such breach, violation, conflict or default which, individually or in the aggregate, would not prevent the Parent from casting all votes necessary to authorize the transactions contemplated by the Stock Purchase Agreement.

         (f) Litigation. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Parent, threatened against or relating to the Parent before any court or governmental or regulatory authority or body and the Parent is not subject to any outstanding order, writ, injunction or decree which, if determined adversely, individually or in the aggregate, could reasonably be expected to prevent the Parent from performing its obligations hereunder.

         6. Termination. This Agreement may be terminated upon the earliest to occur of (i) the termination of the Stock Purchase Agreement pursuant to Article IX thereof; (ii) the consummation of the Stock Sale; and (iii) the date which is 9 months after the date hereof. In the event of a termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto; provided, however, that nothing herein shall release any party hereto from any liability for any breach of this Agreement.

         7.Miscellaneous.

         (a) Notices.   All notices and other communications hereunder shall be
in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides for evidence of receipt to the parties at the following addresses or telecopier numbers (or at such other address, or telecopy number for a party as shall be specified by like notice):

         if to the Parent at:

         NOVUS Credit Services Inc.
         2500 Lake Cook Road
         Riverwoods, IL  60015
         Telecopy No.:  (847) 405-3755
         Attention:  General Counsel, Credit Services

         if to Purchaser at:

         Associates First Capital Corporation
         250 E. Carpenter Freeway
         Irving, TX  75062
         Telecopy No.:  (972) 652-5798
         Attention:  General Counsel

         (b) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         (d) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (e) Severability; Savings. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such state.

         (g) Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto, whether by operation of law or otherwise, without the express prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, legal representatives and permitted assigns.

         (h) Remedies. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

         (i) Defined Terms. All capitalized terms used herein and not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

         IN WITNESS WHEREOF, each of the parties hereto have signed this Agreement as of the date first above written.

                                            ASSOCIATES FIRST CAPITAL CORPORATION



                                            By  /s/  Joseph N. Scarpinato
                                              Name:  Joseph N. Scarpinato
                                              Title: Executive Vice President


                                            NOVUS CREDIT SERVICES INC.



                                            By  /s/  Thomas C. Schneider
                                              Name:  Thomas C. Schneider
                                              Title: Chief Financial Officer

                                                                       EXHIBIT B


                              ASSUMPTION AGREEMENT

This Assumption Agreement (this "Agreement") is made and entered into as of
{   }  {   }, 1998, by and between SPS Transaction Services, Inc., a Delaware corporation ("Seller"), and Associates First Capital Corporation, a Delaware corporation ("Purchaser").

                                    RECITALS

         A. Seller and Purchaser are parties to a certain Stock Purchase Agreement dated April 18, 1998 (the "Purchase Agreement"), pursuant to which, subject to the terms and conditions therein contained, Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, all of the issued and outstanding shares of SPS Payment Systems, Inc. and Hurley State Bank, each a wholly owned subsidiary of Seller (collectively, the "Subsidiaries").

         B. Pursuant to the Purchase Agreement, it is a condition precedent to Purchaser's obligations thereunder that Seller shall have transferred to the Subsidiaries all of its assets not specifically excluded in Schedule 4.7 to the Purchase Agreement (the "Seller's Assets"), and it is a condition precedent to Seller's obligations thereunder that Purchaser shall have assumed all of Seller's obligations arising prior to the Closing (as defined therein).

         C. Simultaneously with the execution hereof, Seller has transferred to the Subsidiaries the Seller's Assets in form satisfactory to Purchaser.

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Purchaser hereby irrevocably and unconditionally assumes and agrees to pay, perform and discharge when due any and all Seller Liabilities (as defined in the Purchase Agreement).

         Section 2. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which, taken together, shall constitute one and the same instrument.

         Section 3. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of Seller and its affiliates and their respective successors and assigns.

         Section 4. This Agreement shall be governed and construed by the internal laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto have duly entered into this Assumption Agreement as of the day and year first above written.


                                       ASSOCIATES FIRST CAPITAL CORPORATION



                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------



                                       SPS TRANSACTION SERVICES, INC.


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                                                       EXHIBIT C




                          INTERIM SERVICING AGREEMENT


This Interim Servicing Agreement (the "Agreement") is entered into as of {    }
{ }, 1998, by NOVUS Credit Services Inc., a corporation organized under the laws of Delaware ("NOVUS"), and Associates First Capital Corporation, a corporation organized under the laws of Delaware ("Purchaser").

                                    RECITALS

         1. Pursuant to the terms of a certain Stock Purchase Agreement dated as of April 18, 1998 (as amended from time to time, the "Purchase Agreement"), SPS Transaction Services, Inc., a Delaware corporation having its principal executive offices in Illinois ("Seller"), has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, all of the issued and outstanding shares of stock of SPS Payment Systems, Inc., a Delaware corporation, and Hurley State Bank, a South Dakota state chartered bank (each an "Acquired

Company" and collectively, the "Acquired Companies").

         2. In order for Purchaser to operate the business of each Acquired Company immediately following the consummation of the transactions contemplated by the Purchase Agreement, Purchaser desires to enter into certain interim arrangements with NOVUS with respect to the provision of certain services with respect to the Acquired Companies.

         3. NOVUS is willing to enter into such interim arrangements and to provide such services subject to the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound the parties hereto agree as follows:

         1.  Certain Services.


         a. Commencing at the Closing (as such term is defined in the Purchase Agreement), during the term of this Agreement NOVUS shall, directly or through one or more of its affiliates, provide to each Acquired Company such services as may be requested by Purchaser from time to time; provided, however, that in no event shall NOVUS be required to provide to an Acquired Company, directly or through one or more of NOVUS's affiliates, any service which prior to the Closing has not been provided to such Acquired Company by NOVUS nor shall NOVUS be required to provide any legal advice or any other service the rendering of which would violate any law or regulation; and provided, further, that any services requested by Purchaser hereunder shall be provided by NOVUS, directly or through one or more of its affiliates, to any of the Acquired Companies only to the extent that such service has, prior to the Closing, been provided by NOVUS to such Acquired Company.

         b. The receipt by an Acquired Company of any services rendered hereunder shall be an unqualified acceptance of, and a waiver by Purchaser and each Acquired Company of all claims with respect to, such services, unless Purchaser gives NOVUS written notice of claim within 30 days from the date the services were rendered by NOVUS or any of NOVUS's affiliates.

         2.  Term.

The term of this Agreement shall commence at the Closing Date (as defined in the Stock Purchase Agreement) and shall continue for a period of seven and one- half months. Purchaser agrees to use its best efforts to establish as soon as practicable after the Closing Date its own internal capabilities to provide the services which are the subject of this Agreement. Purchaser agrees to immediately notify NOVUS when it has established the internal capability to provide any of such services and upon such notification the term of this Agreement shall expire for the service for which notification has been given. Notwithstanding any termination of this Agreement, the provisions of Sections 3.d, 6 and 8.i hereof shall survive any such termination and remain in full force and effect.

         3.  Payments by Purchaser.

         a. Fees. Purchaser shall pay NOVUS compensation for each service provided hereunder at the rate or under the formula charged to each Acquired Company for such service by NOVUS or its affiliate. NOVUS shall invoice Purchaser for the value of services rendered hereunder on a monthly basis. Payment for such services shall be due 10 days following the date the corresponding invoice was mailed to Purchaser.

         b. Payment of Expenses Reimbursement. Purchaser shall be responsible for, and shall provide NOVUS with all funds required in connection with, any expenses incurred in connection with services to be rendered hereunder including, but not limited to, any license fees and other third party charges necessary in order to enable NOVUS to use any software for the benefit of Purchaser or an Acquired Company. NOVUS shall not be required to advance

Purchaser or any of the Acquired Companies any funds required for the performance of services owed hereunder. Should NOVUS elect to advance any such funds, however, they shall be reimbursed by Purchaser immediately upon demand.

         c. Taxes. In addition to any other amounts payable to NOVUS hereunder, Purchaser shall promptly reimburse NOVUS for any taxes, excises, imposts, duties, levies, withholdings or other similar taxes (excepting any charges based on net income) that NOVUS or its affiliates may be required to pay on account of Purchaser or any of the Acquired Companies in connection with the performance of services hereunder or with respect to payments made by Purchaser for such services pursuant to this Agreement.

         d. Disputed Charges. In the event Purchaser disputes any charges invoiced by NOVUS pursuant to this Agreement, whether for services rendered or for funds advanced hereunder, Purchaser shall deliver to NOVUS, within 10 days from the date of the corresponding invoice, a written statement identifying the charges so disputed and providing a detailed explanation of Purchaser's objections. Any charges not objected to by Purchaser pursuant to the provisions of this Section shall be deemed accepted. If the parties cannot resolve the dispute in a mutually satisfactory manner within 20 days from the date of receipt by NOVUS of Purchaser's statement of objections, the controversy shall be finally adjudicated by Deloitte & Touche LLP or its successor or another independent public accountant mutually acceptable to the parties. The independent public accountant will review the books and records of NOVUS, or any of its affiliates that performed the services or advanced the funds subject of the dispute, as well as those of Purchaser, the Acquired Companies and any other affiliate of the parties which may be relevant to its decision, and shall make such other investigations as it may deem necessary in order to ascertain the accuracy of the amounts invoiced by NOVUS. The fees of the independent public accountant shall be paid by Purchaser if the invoice is determined to be substantially correct and by NOVUS if the invoice is determined to be substantially incorrect. Pending any such final determination, Purchaser agrees to pay the amounts in dispute to NOVUS, subject to adjustment as required in order to give effect to the public accountant's final determination.



         4.  isclaimer of Warranties.

NOVUS makes no representations and gives no warranties whatsoever, either express or implied, to Purchaser, the Acquired Companies or any of their respective affiliates or any other person or entity that any services provided hereunder are or will be adequate and sufficient (as to quality or type) to meet the needs (or any specifically identified needs) or any objectives of any such person or entity with respect to the conduct of its business.

         5.  Non-Exclusivity.

Nothing in this Agreement shall preclude NOVUS, or any of its affiliates, from providing services comparable to those rendered hereunder to any other person or entity at any time.

         6.  Indemnification; Limitation of Liability.

         a. Indemnification. Purchaser agrees to indemnify and hold NOVUS and its affiliates harmless from and against any and all liabilities, penalties, demands, claims, actions and causes of action, suits, obligations, encumbrances, losses, damages, costs and expenses including, but not limited to, attorneys' fees and expenses (all of the foregoing, collectively, "Losses") to which NOVUS or any of its affiliates may be subjected arising out of or attributable, directly or indirectly, to (i) the performance or nonperformance of any services hereunder or otherwise arising under this Agreement, except for any such Losses arising out of or attributable, directly or indirectly, to NOVUS's gross negligence, bad faith or willful misconduct or (ii) any acts or omissions of Purchaser or any of the Acquired Companies not specifically authorized by this Agreement.

         b. Procedure. If any claim is made or asserted by a third party against NOVUS for which NOVUS is entitled to indemnification under this Section 6, NOVUS shall, with reasonable promptness, give to Purchaser written notice of the claim or assertion of liability and request Purchaser to defend against the claim. Failure to so notify Purchaser shall not relieve Purchaser of any liability which Purchaser might have to NOVUS, unless such failure materially prejudices Purchaser's position. Purchaser shall have the right to defend against the claim, in which event Purchaser shall give written notice to NOVUS of acceptance of the defense of such claim and the identity of counsel selected by Purchaser with respect to such matters which shall be reasonably acceptable to NOVUS. In the event Purchaser does not accept the defense of the claim as provided above or in the event that Purchaser or its counsel fails to use reasonable care in maintaining such defense or such defense is having a materially adverse effect on NOVUS's business, NOVUS, upon written notice to Purchaser, shall have the right to employ counsel for such defense at the expense of Purchaser. NOVUS and Purchaser shall cooperate with one another in the defense of any such action and the relevant records and personnel of each shall be available to the other with respect to such defense.

         c. Limitation of Liability. i. Under no circumstances will NOVUS or its affiliates be liable (in contract, tort or otherwise) to Purchaser, the Acquired Companies or any of their respective affiliates for any Losses suffered by Purchaser, the Acquired Companies or any of their respective affiliates arising out of or attributable, directly or indirectly, to the performance or nonperformance of any services hereunder or otherwise arising under this Agreement, except for any such Losses arising out of or attributable to the bad faith, gross negligence or willful misconduct of NOVUS or its affiliates.

         ii. Any liability of NOVUS or its affiliates to Purchaser, the Acquired Companies or any of their respective affiliates arising with respect to any matters arising out of or attributable to, directly or indirectly, this Agreement, regardless of the form of the claim or cause of action (whether based in contract, infringement, negligence, strict liability, other tort or otherwise), shall be limited to actual damages. In no event shall NOVUS or its affiliates be liable to Purchaser, the Acquired Companies or any of their respective affiliates for any indirect, consequential, incidental or punitive damages, whether arising under contract, in tort, at law, or in equity. "Consequential damages" shall include, but not be limited to, loss of anticipated profits, loss of use, loss of revenue, cost of capital and loss or damage of other property or equipment.

         7.  Ownership of Work Product.

         a. Except for the data provided by Purchaser to NOVUS and the reports produced by NOVUS for Purchaser pursuant to this Agreement, all proprietary tools and methodologies and all written material including programs, card decks, tapes, listing and other programming documentation which were preexisting or originated and prepared by NOVUS pursuant to this Agreement Acquired Companies pursuant to a separate written agreement signed by authorized representatives of each party.

         b. No license under any trade secrets, copyrights, or other rights is granted by this Agreement or any disclosure hereunder.

         c. Purchaser shall have reasonable access to all data, records, files, statements, invoices, billings, and other information generated by or in custody of NOVUS relating to the services provided pursuant to this Agreement.

         8.  Miscellaneous.

         a. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given,

         If to Purchaser, to:

         Associates First Capital Corporation
         250 E. Carpenter Fireway
         Irving, TX  75062

         Telecopy No.: (972) 652-5798
         Attention: General Counsel

         If to NOVUS, to:

         Novus Credit Services, Inc.
         2500 Lake Cook Road
         Riverwoods, IL  60015
         Telecopy No.: (847) 405-3755
         Attention: General Counsel, Credit Services


All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         b. Amendments and Waivers. i. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         ii. Except as otherwise provided in Sections 1.b and 3.d hereof, no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         c. Force Majeure. The parties shall be relieved of their obligations hereunder (except for the payment of money), if and to the extent that any of the following events hinder, limit or make commercially impracticable the performance by either party of any of its obligations hereunder: act of God, war, civil commotion, riot, acts of public enemies, blockade or embargo, fire, explosion, lightning, casualty, accident, flood, sabotage, national defense requirements, labor trouble, strike, lockout or injunction; governmental requests, laws, regulations, orders or actions whether valid or invalid (including without limitation import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions); breakage or failure of machinery or apparatus; inability to obtain power, materials, facilities, equipment, communication or transportation; or any other event, whether or not of the class or kind enumerated herein, beyond the control of either party such as cannot be circumvented by reasonable diligence and without unusual expense. The party claiming relief hereunder shall notify the other party in writing of the events causing delay or default in performance. The party failing to fulfill its obligations shall, however, take reasonable steps to remove or otherwise address the impediment to action.

         d. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that NOVUS may, without the consent of Purchaser, assign, delegate or transfer its rights or obligations under this Agreement to one or more of NOVUS's affiliates.

         e. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         f. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         g. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         h. Independent Contractors. The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         i. Confidentiality. Each party and its affiliates will hold, and will use their best efforts to cause their respective partners, officers, directors, employees and other agents to hold, in confidence, all confidential documents and information concerning the other party furnished to such party or its affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
(x) previously known by such party on a nonconfidential basis, (y) in the public domain through no fault of such party, or (z) later lawfully acquired by such party on a nonconfidential basis from sources other than the other party or any of its affiliates; provided that such party may disclose such information in connection with the transactions contemplated by this Agreement to the partners, officers, directors, employees and other agents of such party or its affiliates so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to keep such information confidential and not to use it for any purpose other than its intended use; and provided, further, that if any person described in the immediately preceding proviso breaches its confidentiality obligations, the party to whom the disclosure is attributable will inform the other party and will take reasonable steps at the request of such other party to enforce such obligation. Notwithstanding the foregoing, each party may disclose such information if (i) compelled to disclose by judicial or administrative process or by other requirements of law, or (ii) necessary to establish such party's position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any disclosure pursuant to the preceding sentence, the disclosing party shall give reasonable prior notice to the other party to this Agreement of such intended disclosure and, if requested by such party, shall use all reasonable efforts to obtain a protective order or similar protection for such information or data and shall otherwise disclose such information and data to the extent and only to the extent necessary to comply with any applicable rule, regulation or policy of a governmental entity or securities exchange. The obligation of a party hereto to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If all or any part of the services rendered hereunder are terminated, each party and its affiliates will, and will use their best efforts to cause their respective partners, officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or its affiliates or on their behalf from the other party in connection with the services so terminated that are subject to such confidence.

         j. Records. NOVUS shall maintain the business records pertaining to the services rendered hereunder and will retain the records pertaining to each such service for a period of 12 months after the cessation of such service. At the Purchaser's request, NOVUS shall provide to Purchaser copies of records pertaining to the services rendered hereunder.

         k. Severability. If any provision hereof is or becomes illegal, invalid, or unenforceable under the laws of a particular jurisdiction, such provision shall be fully severable with respect to such laws; this Agreement shall be construed and enforced in such jurisdiction as if such provision had never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect in such jurisdiction and shall not be affected by such provision or by its severance herefrom; and all of the provisions hereof shall remain in full force and effect in all other jurisdictions and shall not be affected by the severance of such provision under the laws of such jurisdiction. Furthermore, in lieu of such provision there shall be added automatically for purposes of such jurisdiction as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable in such jurisdiction.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, as of the date first above written.



                          NOVUS CREDIT SERVICES, INC.



                          By:
                             ------------------------------
                          Name:
                               ----------------------------
                          Title:
                               ---------------------------


                          ASSOCIATES FIRST CAPITAL CORPORATION


                          By:
                             -------------------------------
                          Name:
                               -----------------------------
                          Title:
                               -----------------------------